EXECUTION COPY

US$600,000,000

FIVE-YEAR CREDIT AGREEMENT

dated as of

September 8, 2004

among

DOVER CORPORATION

The LENDERS Listed Herein

The BORROWING SUBSIDIARIES
Party Hereto

JPMORGAN CHASE BANK,
as Administrative Agent,

DEUTSCHE BANK SECURITIES INC.,
as Syndication Agent,

and

BANK OF AMERICA, N.A.,
THE ROYAL BANK SCOTLAND plc and
WACHOVIA BANK, NATIONAL ASSOCIATION
as Documentation Agents

J.P. MORGAN SECURITIES INC.,
Sole Lead Arranger and Sole Bookrunner

CS&M #6700-364

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Schedule 2.01	–	Commitments
Exhibit A-1	–	Form of Borrowing Subsidiary Agreement
Exhibit A-2	–	Form of Borrowing Subsidiary Termination
Exhibit B	–	Assignment and Assumption Agreement
Exhibit C	–	Additional Reserve Costs
Exhibit D	–	Opinion of Counsel for the Company
Exhibit E	–	Borrowing Subsidiary Opinion
Exhibit F	–	Form of Note
Exhibit G	–	Form of Accession Agreement

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               FIVE-YEAR CREDIT AGREEMENT dated as of September 8, 2004 (this “Agreement”), among DOVER CORPORATION (the “Company”), the BORROWING SUBSIDIARIES from time to time party hereto (together with the Company, the “Borrowers”), the financial institutions from time to time party hereto, initially consisting of those listed on Schedule 2.01 (the “Lenders”), DEUTSCHE BANK AG, as Syndication Agent, BANK OF AMERICA, N.A., THE ROYAL BANK SCOTLAND plc and WACHOVIA BANK, NATIONAL ASSOCIATION, as Documentation Agents, and JPMORGAN CHASE BANK, as Administrative Agent.

          The Company (such term, and each other capitalized term used and not otherwise defined in these recitals having the meaning assigned to it in Article I) has requested the Lenders to extend credit to enable the Borrowers to borrow on a revolving credit basis on and after the date hereof and at any time and from time to time prior to the Maturity Date a principal amount not in excess of $600,000,000 at any time outstanding. The proceeds of borrowings hereunder are to be used to repay amounts outstanding, if any, under the Existing Credit Agreements and for working capital and general corporate purposes, including, without limitation, to backstop commercial paper.

          The Lenders are willing to extend such credit to the Borrowers on the terms and subject to the conditions herein set forth.

          Accordingly, the parties hereto agree as follows:

ARTICLE I

DEFINITIONS

          SECTION 1.01. Definitions. The following terms, as used herein, have the following meanings:

          “ABR”, when used in reference to any Loan or Borrowing, refers to whether such Loan, or the Loans comprising such Borrowing, are bearing interest at a rate per annum determined by reference to the Alternate Base Rate.

          “Accession Agreement” means the agreement to be entered into by any Increasing Lender not already party hereto, as set forth in Section 2.18 and substantially in the form attached as Exhibit G.

          “Adjusted London Interbank Offered Rate” has the meaning set forth in Section 2.06(b).

          “Administrative Questionnaire” means, with respect to each Lender, an administrative questionnaire in the form prepared by the Agent and submitted to the Agent (with a copy to the Company) duly completed by such Lender.

          “Affiliate” means, at any time, with respect to a specified Person, another Person that directly, or indirectly through one or more intermediaries, Controls or is Controlled by or is under common Control with the Person specified.

          “Agent” means JPMCB in its capacity as administrative agent for the Lenders hereunder, and its successors in such capacity.

          “Agent Designee” has the meaning set forth in Section 7.11.

          “Agreement Currency” has the meaning set forth in Section 10.11(b).

          “Alternate Base Rate” shall mean, for any day, a rate per annum (rounded upwards, if necessary, to the next 1/16 of 1%) equal to the greatest of (a) the Prime Rate in effect on such day, (b) the Base CD Rate in effect on such day plus 1% and (c) the Federal Funds Effective Rate in effect on such day plus ½ of 1%. For purposes hereof, “Prime Rate” shall mean the rate of interest per annum publicly announced from time to time by the Agent as its prime rate in effect at its principal office in New York City; each change in the Prime Rate shall be effective on the date such change is publicly announced as being effective. “Base CD Rate” shall mean the sum of (a) the product of (i) the Three-Month Secondary CD Rate and (ii) Statutory Reserves and (b) the Assessment Rate. “Three-Month Secondary CD Rate” shall mean, for any day, the secondary market rate for three-month certificates of deposit reported as being in effect on such day (or, if such day shall not be a Business Day, the next preceding Business Day) by the Board through the public information telephone line of the Federal Reserve Bank of New York (which rate will, under the current practices of the Board, be published in Federal Reserve Statistical Release H.15(519) during the week following such day), or, if such rate shall not be so reported on such day or such next preceding Business Day, the average of the secondary market quotations for three-month certificates of deposit of major money center banks in New York City received at approximately 10:00 a.m., New York City time, on such day (or, if such day shall not be a Business Day, on the next preceding Business Day) by the Agent from three New York City negotiable certificate of deposit dealers of recognized standing selected by it. “Federal Funds Effective Rate” shall mean, for any day, the weighted average of the rates on overnight Federal funds transactions with members of the Federal Reserve System arranged by Federal funds brokers, as published on the next succeeding Business Day by the Federal Reserve Bank of New York, or, if such rate is not so published for any day which is a Business Day, the average of the quotations for the day of such transactions received by the Agent from three Federal funds brokers of recognized standing selected by it. If for any reason the Agent shall have determined (which determination shall be conclusive absent manifest error) that it is unable to ascertain the Base CD Rate or the Federal Funds Effective Rate or both for any reason, including the inability or failure of the Agent to obtain sufficient quotations in accordance with the terms thereof, the Alternate Base Rate shall be determined without regard to clause (b) or (c), or both, of the first sentence of this definition, as appropriate, until the circumstances giving rise to such inability no longer exist. Any change in the Alternate Base Rate due to a change in the Prime Rate, the Three-Month Secondary CD Rate or the Federal Funds Effective Rate shall be effective on the effective date of such change in the Prime Rate, the Three-Month Secondary CD Rate or the Federal Funds Effective Rate, respectively.

          “Applicable Creditor” has the meaning set forth in Section 10.11(b).

          “Applicable Lending Office” means, with respect to any Lender, (i) in the case of its Base Rate Loans, its Domestic Lending Office and (ii) in the case of its Eurocurrency Loans, its Eurocurrency Lending Office.

          “Applicable Rate” means, for any day, with respect to any Eurocurrency Loan, or with respect to the facility fees and utilization fees payable hereunder, as the case may be, the applicable rate per annum set forth below under the caption “Eurocurrency Spread”, “Facility Fee

Rate” or “Utilization Fee Rate”, as the case may be, based upon the ratings by S&P and Moody’s, respectively, applicable on such date to the Index Debt:

Index Debt Ratings	Eurocurrency Spread	Utilization Fee Rate	Facility Fee Rate
Category 1	0.190%	0.10%	0.060%
≥Aa3/AA-
Category 2	0.230%	0.10%	0.070%
A1/A+
Category 3	0.270%	0.10%	0.080%
A2/A
Category 4	0.300%	0.10%	0.100%
A3/A-
Category 5	0.375%	0.10%	0.125%
Baa1/BBB+
Category 6	0.600%	0.10%	0.150%
≤Baa2/BBB or unrated

          For purposes of the foregoing, (i) if either Moody’s or S&P shall not have in effect a rating for the Index Debt (other than by reason of the circumstances referred to in the last sentence of this definition), then such rating agency shall be deemed to have established a rating in Category 6; (ii) if the ratings established or deemed to have been established by Moody’s and S&P for the Index Debt shall fall within different Categories, the Applicable Rate shall be based on the higher of the two ratings unless (A) one of the two ratings is two or more Categories lower than the other and neither rating is in Category 6, in which case the Applicable Rate shall be determined by reference to the Category next above that of the lower of the two ratings or (B) either rating is or is deemed to be in Category 6, in which case the Applicable Rate shall be determined by reference to Category 6 and (iii) if the ratings established or deemed to have been established by Moody’s and S&P for the Index Debt shall be changed (other than as a result of a change in the rating system of Moody’s or S&P), such change shall be effective as of the date on which it is first announced by the applicable rating agency. Each change in the Applicable Rate shall apply during the period commencing on the effective date of such change and ending on the date immediately preceding the effective date of the next such change. If the rating system of Moody’s or S&P shall change, or if either such rating agency shall cease to be in the business of rating corporate debt obligations, the Company and the Lenders shall negotiate in good faith to amend this definition to reflect such changed rating system or the unavailability of ratings from such rating agency and, pending the effectiveness of any such amendment, the Applicable Rate shall be determined by reference to the rating most recently in effect prior to such change or cessation.

          “Assessment Rate” shall mean for any date the annual rate (rounded upwards, if necessary, to the next 1/100 of 1%) most recently estimated by the Agent as the then current net annual assessment rate that will be employed in determining amounts payable by the Agent to the Federal Deposit Insurance Corporation (or any successor) for such date for insurance by such Corporation (or such successor) of time deposits made in US Dollars at the Agent’s domestic offices.

          “Assignee” has the meaning set forth in Section 10.06(c).

          “Assignment and Assumption Agreement” has the meaning set forth in Section 10.06(c).

          “Base Rate Loan” means a US Dollar Loan to be made by a Lender as a Base Rate Loan in accordance with the applicable Notice of Borrowing or pursuant to Article VIII.

          “Benefit Arrangement” means at any time an employee benefit plan within the meaning of Section 3(3) of ERISA which is not a Plan or a Multiemployer Plan and which is maintained or otherwise contributed to by any member of the ERISA Group.

          “Board” shall mean the Board of Governors of the Federal Reserve System of the United States.

          “Borrower” means the Company or any Borrowing Subsidiary.

          “Borrowing” has the meaning set forth in Section 1.03.

          “Borrowing Minimum” shall mean (a) in the case of a Borrowing denominated in US Dollars, US$10,000,000 and (b) in the case of a Borrowing denominated in any Designated Foreign Currency, the smallest amount of such Designated Foreign Currency that has a US Dollar Equivalent of at least US$5,000,000.

          “Borrowing Multiple” shall mean (a) in the case of a Borrowing denominated in US Dollars, US$1,000,000 and (b) in the case of a Borrowing denominated in any Designated Foreign Currency, 1,000,000 units of such currency.

          “Borrowing Subsidiary” means, at any time, each Subsidiary that (a) is named on the signature pages to this Agreement or (b) has been designated as a Borrowing Subsidiary by the Company pursuant to Section 2.15, and that has not ceased to be a Borrowing Subsidiary as provided in such Section.

          “Borrowing Subsidiary Agreement” means a Borrowing Subsidiary Agreement substantially in the form of Exhibit A-1.

          “Borrowing Subsidiary Termination” means a Borrowing Subsidiary Termination substantially in the form of Exhibit A-2.

          “Business Day” means any day that is not a Saturday, Sunday or other day on which commercial banks in New York City are authorized or required by law to remain closed; provided, that (a) when used in connection with a Eurocurrency Loan, the term “Business Day” shall also exclude any day on which banks are not open for dealings in deposits in the applicable currency in the London interbank market and (b) when used in connection with a Loan denominated in Euro, the term “Business Day” shall also exclude any day on which the TARGET payment system is not open for the settlement of payments in Euro.

          “Calculation Date” means (a) the last Business Day of each calendar quarter and (b) with respect to a requested new Borrowing, the Business Day immediately preceding the date on which such Borrowing is to be made, provided that the Agent may in addition designate the last day of any other month as a Calculation Date if it reasonably determines that there has been more than usual volatility in the applicable foreign currency markets.

          “Capital Lease”, as applied to any Person, means any lease of any property (whether real, personal or mixed) by that Person as lessee which, in accordance with GAAP, is or should be accounted for as a capital lease on the balance sheet of that Person.

          “Closing Date” means the date on or after the Effective Date on which the Agent shall have received the documents specified in or pursuant to Section 4.01.

          “Commitment” means, with respect to each Lender, the commitment of such Lender to make Loans hereunder, denominated in US Dollars and expressed as an amount representing the maximum aggregate amount of such Lender’s Revolving Credit Exposure hereunder, as such commitment may be (a) reduced or increased from time to time pursuant to Section 2.09, 2.10 or 2.18 and (b) reduced or increased from time to time pursuant to assignments by or to such Lender pursuant to Section 10.06. The initial amount of each Lender’s Commitment is set forth on Schedule 2.01, or in the Assignment and Assumption pursuant to which such Lender shall have assumed its Commitment, as applicable. The initial aggregate amount of the Lenders’ Commitments is US$600,000,000.

          “Company” means Dover Corporation, a Delaware corporation, its successors and permitted assigns in accordance with Section 10.06.

          “Company’s 2003 Form 10-K” means the Company’s annual report on Form 10-K for 2003, as filed with the Securities and Exchange Commission pursuant to the Securities Exchange Act of 1934.

          “Consolidated EBITDA” means, for any period, Consolidated Net Income for such period plus (a) without duplication and to the extent deducted in determining such Consolidated Net Income, the sum of (i) Consolidated Net Interest Expense for such period, (ii) consolidated income tax expense for such period, (iii) all amounts attributable to depreciation and amortization for such period, (iv) any extraordinary non-cash charges for such period and (v) any non-cash charges for such period related to plant closings or other restructurings of operations or to the writedown of assets, and minus (b) without duplication and to the extent included in determining such Consolidated Net Income, any extraordinary gains for such period, all determined on a consolidated basis in accordance with GAAP.

          “Consolidated Net Income” means, for any period, the net income or loss of the Company and its Consolidated Subsidiaries for such period determined on a consolidated basis in accordance with GAAP; provided that there shall be excluded (a) the income of any Subsidiary in which any Person (other than the Company or any Subsidiary or any director holding qualifying shares in compliance with applicable law) owns an Equity Interest, except to the extent that the organizational documents and indentures, agreements and other instruments binding upon such Subsidiary do not restrict the ability of such Subsidiary to declare and pay dividends or other distributions to the Company or any of the Subsidiaries in an amount at least equal to such income, (b) the income or loss of any Person accrued prior to the date it becomes a Subsidiary or is merged into or consolidated with the Company or any Subsidiary or the date that such Person’s assets are acquired by the Company or any Subsidiary and (c) without limiting anything in Section 1.02, the net impact of cumulative changes to GAAP.

          “Consolidated Net Interest Expense” means for any period for which such amount is being determined, total interest expense (including that properly attributable to Capital Leases in accordance with GAAP and amortization of debt discount and debt issuance costs) of the Company and its Consolidated Subsidiaries on a consolidated basis, including all capitalized interest, all commissions, discounts and other fees and charges owed with respect to letters of credit and bankers’ acceptance financings and net costs under interest rate protection agreements (including amortization of discount) all as determined on a consolidated basis in accordance with

GAAP minus the total interest income of the Company and the Subsidiaries for such period determined on a consolidated basis in accordance with GAAP.

          “Consolidated Net Worth” means at any date the consolidated stockholders’ equity of the Company and its Consolidated Subsidiaries determined as of such date.

          “Consolidated Subsidiary” means at any date any Subsidiary or other entity the accounts of which would be consolidated with those of the Company in its consolidated financial statements if such statements were prepared as of such date.

          “Control” means, for a specified Person, the possession, directly or indirectly through one or more intermediaries, of the power to direct or cause the direction of the management or policies of another Person, whether through the ability to exercise voting power, by contract or otherwise. “Controlling”, “Controlled” and “Controls” have meanings correlative thereto.

          “Credit Event” has the meaning set forth in Section 4.02.

          “Debt” of any Person means at any date, without duplication, (i) all obligations of such Person for borrowed money, (ii) all obligations of such Person evidenced by bonds, debentures, notes or other similar instruments, (iii) all obligations of such Person to pay the deferred purchase price of property or services, except trade accounts payable arising in the ordinary course of business, (iv) all obligations of such Person as lessee which are capitalized in accordance with GAAP, (v) all non-contingent obligations of such Person to reimburse any bank or other Person in respect of amounts which, at such date, have been paid under a letter of credit or similar instrument, (vi) all Debt secured by a Lien on any asset of such Person, whether or not such Debt is otherwise an obligation of such Person and (vii) all Debt of others Guaranteed by such Person.

          “Default” means any condition or event which constitutes an Event of Default or which with the giving of notice or lapse of time or both would, unless cured or waived, become an Event of Default.

          “Designated Foreign Currency” means Euro and Sterling.

          “Domestic Lending Office” means, as to each Lender, its office located at its address set forth in its Administrative Questionnaire (or identified in its Administrative Questionnaire as its Domestic Lending Office) or such other office as such Lender may hereafter designate as its Domestic Lending office by notice to the Company and the Agent.

          “Effective Date” means the date this Agreement becomes effective in accordance with Section 10.09.

          “Environmental Laws” means any and all federal, state, local and foreign governmental (whether executive, legislative or judicial) statutes, laws, judicial decisions, regulations, ordinances, rules, judgments, orders, decrees, plans, injunctions, permits, concessions, grants, franchises, licenses, agreements and other governmental restrictions relating to the environment, the effect of the environment on human health or to emissions, discharges or releases of pollutants, contaminants, Hazardous Substances or wastes into the environment including, without limitation, ambient air, surface water, ground water, or land, or otherwise relating to the manufacture, processing, distribution, use, treatment, storage, disposal, transport or handling of pollutants, contaminants, Hazardous Substances or wastes or the clean-up or other remediation thereof.

          “Equity Interests” means shares of capital stock, partnership interests, membership interests in a limited liability company, beneficial interests in a trust or other equity ownership interests in a Person, and any warrants, options or other rights entitling the holder thereof to purchase or acquire any such equity interests.

          “ERISA” means the Employee Retirement Income Security Act of 1974, as amended, or any successor statute.

          “ERISA Group” means the Company, any Consolidated Subsidiary and all members of a controlled group of corporations and all trades or businesses (whether or not incorporated) under common control which, together with the Company or any Consolidated Subsidiary, are treated as a single employer under Section 414(b) or (c) of the Internal Revenue Code.

          “Euro” or “€” means the single currency of the European Union.

          “Eurocurrency Lending Office” means, as to each Lender, its office, branch or affiliate located at its address set forth in its Administrative Questionnaire (or identified in its Administrative Questionnaire as its Eurocurrency Lending Office) or such other office, branch or affiliate of such Lender as it may hereafter designate as its Eurocurrency Lending Office by notice to the Company and the Agent.

          “Eurocurrency Loan” means a Loan denominated in US Dollars or in a Designated Foreign Currency to be made by a Lender as a Eurocurrency Loan in accordance with the applicable Notice of Borrowing and at a rate per annum based on the Adjusted London Interbank Offered Rate.

          “Event of Default” has the meaning set forth in Section 6.01.

          “Exchange Rate” means on any day, with respect to any Designated Foreign Currency, the rate at which such Designated Foreign Currency may be exchanged into US Dollars, as set forth at approximately 11:00 a.m., London time, on such day on the Reuters World Currency Page for such Designated Foreign Currency. In the event that such rate does not appear on any Reuters World Currency Page, the Exchange Rate shall be determined by reference to such other publicly available service for displaying exchange rates as may be agreed upon by the Agent and the Company. In the absence of such an agreement, such Exchange Rate shall instead be the arithmetic average of the spot rates of exchange quoted to the Agent by reference banks (which shall be comprised of any three of the Agent, the Syndication Agent and the Documentation Agents, as shall be selected by the Agent) in the markets where such reference banks’ foreign currency exchange operations in respect of such Designated Foreign Currency are then being conducted, at or about 11:00 a.m., local time, on such date for the purchase of US Dollars for delivery two Business Days later. In the event that such arithmetic average shall be used for the determination of the Exchange Rate, the Agent shall promptly indicate in a notice to the Company the names of the reference banks selected by it and the calculation details of such arithmetic average; provided that if at the time of any such determination, for any reason, no such spot rate is being quoted, the Exchange Rate shall be the commercial market rate of exchange as determined by the Agent by any reasonable method it deems appropriate to determine such rate

(and communicates to the Company), and such determination shall be conclusive absent manifest error.

          “Existing Credit Agreements” means each of (a) the Three-Year Credit Agreement dated as of October 18, 2002, among the Company, the Borrowing Subsidiaries party thereto, the lenders named therein and JPMCB, as Administrative Agent for the lenders and (b) the Amended and Restated 364-Day Credit Agreement dated as of October 17, 2003, among the Company, the Borrowing Subsidiaries party thereto, the lenders named therein and JPMCB, as Administrative Agent for the lenders.

          “GAAP” means generally accepted accounting principles applied in the United States on a consolidated basis.

          “Guarantee” by any Person means any obligation, contingent or otherwise, of such Person directly or indirectly guaranteeing any Debt of any other Person and, without limiting the generality of the foregoing, any obligation, direct or indirect, contingent or otherwise, of such Person (i) to purchase or pay (or advance or supply funds for the purchase or payment of) such Debt (whether arising by virtue of partnership arrangements, by agreement to keep-well, to purchase assets, goods, securities or services, to take-or-pay, or to maintain financial statement conditions or otherwise) or (ii) entered into for the purpose of assuring in any other manner the obligee of such Debt of the payment thereof or to protect such obligee against loss in respect thereof (in whole or in part), provided that the term Guarantee shall not include endorsements for collection or deposit in the ordinary course of business. The term “Guarantee” used as a verb has a corresponding meaning.

          “Hazardous Substances” means any toxic, radioactive, caustic or otherwise hazardous substance, including but not limited to petroleum, its derivatives and by-products.

          “Hedging Agreement” means any interest rate protection agreement, foreign currency exchange agreement, currency swap agreement, commodity price protection agreement or other interest or currency exchange rate or commodity price hedging arrangement. The “principal amount” of any Hedging Agreement of the Company or any Subsidiary at any time shall be deemed to be the aggregate amount at such time of the payments that would be required to be made by the Company or such Subsidiary in the event of any early termination at such time of such Hedging Agreement.

          “Increasing Lender” has the meaning set forth in Section 2.18.

          “Indemnitee” has the meaning set forth in Section 10.03(b).

          “Index Debt” means senior, unsecured, long-term indebtedness for borrowed money of the Company that is not guaranteed by any other Person or subject to any other credit enhancement.

          “Interest Election Request” means a request by the relevant Borrower to convert or continue a Borrowing in accordance with Section 2.07.

          “Interest Period” means: (a) with respect to each Eurocurrency Borrowing, each period commencing on the date of such Borrowing or on the last day of the preceding Interest Period applicable thereto and ending one, two, three or six months thereafter, as the applicable

Borrower may elect in the applicable Notice of Borrowing or Interest Election Request; provided that:

          (i) any Interest Period which would otherwise end on a day which is not a Business Day shall be extended to the next succeeding Business Day unless such Business Day falls in another calendar month, in which case such Interest Period shall end on the next preceding Business Day;

          (ii) any Interest Period which begins on the last Business Day of a calendar month (or on a day for which there is no numerically corresponding day in the calendar month at the end of such Interest Period) shall, subject to clause (iii) below, end on the last Business Day of a calendar month; and

          (iii) no Interest Period shall end after the Maturity Date.

          (b) with respect to each Base Rate Loan, each period commencing on the date of such Borrowing or on the last day of the preceding Interest Period applicable thereto and ending on the last day of the applicable fiscal quarter; provided that:

          (i) any Interest Period (other than an Interest Period determined pursuant to clause (b) below) which would otherwise end on a day which is not a Business Day shall be extended to the next succeeding Business Day; and

          (ii) any Interest Period which would otherwise end after the Maturity Date shall end on the Maturity Date.

          “Internal Revenue Code” means the Internal Revenue Code of 1986, as amended, or any successor statute.

          “JPMCB” means JPMorgan Chase Bank.

          “Judgment Currency” has the meaning assigned to such term in Section 10.11(b).

          “Lender” means each Person listed on Schedule 2.01 and any other Person that shall have become a party hereto pursuant to an Assignment and Assumption or as provided in Section 2.18, other than any such Person that shall have ceased to be a party hereto pursuant to Section 10.06(c), and their respective successors.

          “Lien” means, with respect to any asset, any mortgage, lien, pledge, charge or security interest, or any encumbrance or other type of preferential arrangement that has the practical effect of creating a security interest, in respect of such asset. For the purposes of this Agreement, the Company or any Subsidiary shall be deemed to own subject to a Lien any asset which it has acquired or holds subject to the interest of a vendor or lessor under any conditional sale agreement, capital lease or other title retention agreement relating to such asset.

          “Loan” means a Base Rate Loan or a Eurocurrency Loan and “Loans” means Base Rate Loans or Eurocurrency Loans or any combination of the foregoing.

          “Loan Documents” means this Agreement, each Borrowing Subsidiary Agreement, each Borrowing Subsidiary Termination, each Accession Agreement and each promissory note delivered pursuant to this Agreement.

          “London Interbank Offered Rate” has the meaning set forth in Section 2.06(b).

          “Mandatory Costs Rate” has the meaning set forth in Exhibit C hereto.

          “Material Debt” means (other than any amounts owed hereunder) Debt of the Company and/or one or more of its Subsidiaries, arising in one or more related or unrelated transactions, in an aggregate principal amount exceeding the US Dollar Equivalent of US$50,000,000.

          “Material Plan” means at any time a Plan or Plans having aggregate Unfunded Liabilities in excess of US$50,000,000.

          “Material Subsidiary” means at any time (a) any Borrowing Subsidiary or (b) any other Subsidiary, except Subsidiaries which, if aggregated and considered as a single subsidiary, would not meet the definition of a “significant subsidiary” contained as of the date hereof in Regulation S-X of the Securities and Exchange Commission.

          “Maturity Date” means September 8, 2009.

          “Moody’s” means Moody’s Investors Service, Inc.

          “Multiemployer Plan” means at any time a multiemployer plan within the meaning of Section 4001(a)(3) of ERISA to which (i) any member of the ERISA Group is then making or accruing an obligation to make contributions or (ii) at any time within the preceding five plan years, any Person, which was at such time a member of the ERISA Group, made contributions.

          “Notice of Borrowing” has the meaning set forth in Section 2.02.

          “Obligations” means (a)(i) the principal of and interest (including interest accruing during the pendency of any bankruptcy, insolvency, receivership or other similar proceeding, regardless of whether allowed or allowable in such proceeding) on the Loans, when and as due, whether at maturity, by acceleration, upon one or more dates set for prepayment or otherwise and (ii) all other monetary obligations, including fees, costs, expenses and indemnities, whether primary, secondary, direct, contingent, fixed or otherwise (including monetary obligations incurred during the pendency of any bankruptcy, insolvency, receivership or other similar proceeding, regardless of whether allowed or allowable in such proceeding), of the Company or any other Borrower under this Agreement or any other Loan Document and (b) all obligations of the Borrowers under each Hedging Agreement entered into with a counterparty that was a Lender or an Affiliate of a Lender at the time such Hedging Agreement was entered into.

          “Parent” means, with respect to any Lender, any Person Controlling such Lender.

          “Participant” has the meaning set forth in Section 10.06(b).

          “PBGC” means the Pension Benefit Guaranty Corporation or any entity succeeding to any or all of its functions under ERISA.

          “Person” means an individual, a corporation, a limited liability company, a partnership, an association, a trust or any other entity or organization, including a government or political subdivision or an agency or instrumentality thereof.

          “Plan” means at any time an employee pension benefit plan (other than a Multiemployer Plan) which is covered by Title IV of ERISA or subject to the minimum funding standards under Section 412 of the Internal Revenue Code and either (i) is maintained, or contributed to, by any member of the ERISA Group for employees of any member of the ERISA Group or (ii) has at any time within the preceding five years been maintained, or contributed to, by any Person which was at such time a member of the ERISA Group for employees of any Person which was at such time a member of the ERISA Group.

          “Quotation Day” means, with respect to any Eurocurrency Borrowing and any Interest Period, the day on which it is market practice in the relevant interbank market for prime banks to give quotations for deposits in the currency of such Borrowing for delivery on the first day of such Interest Period. If such quotations would normally be given by prime banks on more than one day, the Quotation Day will be the last of such days.

          “Refunding Borrowing” means a Borrowing which, after application of the proceeds thereof, results in no net increase in the outstanding principal amount of Loans made by any Lender.

          “Register” has the meaning set forth in Section 2.04(e).

          “Regulation D” means Regulation D of the Board of Governors of the Federal Reserve System, as in effect from time to time.

          “Regulation U” means Regulation U of the Board of Governors of the Federal Reserve System, as in effect from time to time.

          “Required Lenders” means at any time Lenders having more than 50% of the aggregate amount of the Commitments, or if the Commitments have been terminated, holding Loans evidencing more than 50% of the aggregate US Dollar Equivalents of the unpaid principal amounts of the Loans.

          “Reset Date” has the meaning set forth in Section 1.04.

          “Revolving Credit Period” means the period from and including the Effective Date to but excluding the Maturity Date.

          “Revolving Credit Exposure” means, with respect to any Lender at any time, the sum of the US Dollar Equivalents of the outstanding principal amounts of such Lender’s Loans at such time.

          “S&P” means Standard & Poor’s Ratings Group, a division of The McGraw-Hill Companies.

          “Statutory Reserves” shall mean a fraction (expressed as a decimal), the numerator of which is the number one and the dominator of which is the number one minus the aggregate of the maximum reserve percentages (including any marginal, special, emergency or supplemental reserves) expressed as a decimal established by the Board and any other banking authority to which the Agent is subject for new negotiable nonpersonal time deposits in US Dollars of over US$100,000 with maturities approximately equal to three months. Such reserve percentages shall include those imposed pursuant to Regulation D. Statutory Reserves shall be adjusted automatically on and as of the effective date of any change in any reserve percentage.

          “Statutory Reserve Rate” has the meaning set forth in Section 2.06(b).

          “Sterling” or “£” means the lawful money of the United Kingdom.

          “Subsidiary” means, at any time, any corporation or other entity of which securities or other ownership interests having ordinary voting power to elect a majority of the board of directors or other persons performing similar functions or to manage such corporation or other entity are at the time directly or indirectly, through one or more intermediaries, owned by the Company.

          “Type”, when used in reference to any Loan or Borrowing, refers to whether the rate of interest on such Loan, or on the Loans comprising such Borrowing, is determined by reference to the Adjusted London Interbank Offered Rate or the Alternate Base Rate.

          “Unfunded Liabilities” means, with respect to any Plan at any time, the amount (if any) by which (i) the value of all benefit liabilities under such Plan, determined on a plan termination basis using the assumptions prescribed by the PBGC for purposes of Section 4044 of ERISA, exceeds (ii) the fair market value of all Plan assets allocable to such liabilities under Title IV of ERISA (excluding any accrued but unpaid contributions), all determined as of the then most recent valuation date for such Plan, but only to the extent that such excess represents a potential liability of a member of the ERISA Group to the PBGC or any other Person under Title IV of ERISA.

          “United States” means the United States of America, including the States and the District of Columbia, but excluding its territories and possessions.

          “US Dollars” or “US$” refers to lawful money of the United States of America.

          “US Dollar Equivalent” means, on any date of determination, (a) with respect to any amount in US Dollars, such amount, and (b) with respect to any amount in any Designated Foreign Currency, the equivalent in US Dollars of such amount, determined by the Agent pursuant to Section 1.04 using the Exchange Rate with respect to such Designated Foreign Currency at the time in effect under the provisions of such Section.

          “USA Patriot Act” means the Uniting and Strengthening America by Providing Appropriate Tools Required to Intercept and Obstruct Terrorism Act of 2001.

          “Wholly-Owned Consolidated Subsidiary” means any Consolidated Subsidiary all of the shares of capital stock or other ownership interests of which (except directors’ qualifying shares) are at the time directly or indirectly owned by the Company.

          SECTION 1.02. Accounting Terms and Determinations. Unless otherwise specified herein, all accounting terms used herein shall be interpreted, all accounting determinations hereunder shall be made, and all financial statements required to be delivered hereunder shall be prepared in accordance with GAAP as in effect from time to time, applied on a basis consistent (except for changes concurred in by the Company’s independent public accountants) with the most recent audited consolidated financial statements of the Company and its consolidated Subsidiaries delivered to the Lenders; provided that, if the Company notifies the Agent that the Company wishes to amend any covenant in Article V to eliminate the effect of any change in GAAP on the operation of such covenant (or if the Agent notifies the Company that the Required Lenders wish to amend Article V for such purpose), then the Company’s compliance with such covenant shall be determined on the basis of GAAP in effect immediately before the relevant change in GAAP became effective, until either such notice is withdrawn or such covenant is amended in a manner satisfactory to the Company and the Required Lenders.

          SECTION 1.03. Types of Borrowings. The term “Borrowing” denotes the aggregation of Loans of one or more Lenders to be made to the Borrowers pursuant to Article II on a single date and for a single Interest Period. Borrowings are classified for purposes of this Agreement by reference to the currency or Type of Loans comprising such Borrowing (e.g., a “Eurocurrency Borrowing” is a Borrowing comprised of Eurocurrency Loans).

          SECTION 1.04. Exchange Rates. (a) Not later than 1:00 p.m., New York City time, on each Calculation Date, the Agent shall (i) determine the Exchange Rate as of such Calculation Date with respect to each Designated Foreign Currency that is represented by an outstanding Borrowing as of such Calculation Date and (ii) give notice thereof to the Lenders and the Company. The Exchange Rates so determined shall become effective on the first Business Day immediately following the relevant Calculation Date (a “Reset Date”), shall remain effective until the next succeeding Reset Date, and shall for all purposes of this Agreement (other than Section 10.11 or any other provision expressly requiring the use of a current Exchange Rate) be the Exchange Rates employed in converting any amounts between US Dollars and Designated Foreign Currencies.

          (b) Not later than 5:00 p.m., New York City time, on each Reset Date and each date on which Loans denominated in any Designated Foreign Currency are made, the Agent shall (i) determine the aggregate amount of the US Dollar Equivalents of the principal amounts of the Loans denominated in Designated Foreign Currencies then outstanding (after giving effect to any Loans denominated in Designated Foreign Currencies made or repaid on such date) and (ii) notify the Lenders and the Company of the results of such determination.

ARTICLE II

THE CREDITS

          SECTION 2.01. Commitments to Lend. During the Revolving Credit Period each Lender severally agrees, on the terms and conditions set forth in this Agreement, to make loans to any Borrower in US Dollars (in the case of both ABR Loans and Eurocurrency Loans) or (in the case of Eurocurrency Loans only) any Designated Foreign Currency, pursuant to this Section from time to time in amounts such that (a) the Revolving Credit Exposure of such Lender at any time shall not exceed the amount of its Commitment and (b) the aggregate Revolving Credit Exposures of the Lenders shall not exceed the aggregate Lenders’ Commitments. Each Borrowing under this Section shall be in an aggregate principal amount at least equal to the Borrowing Minimum and an integral multiple of the Borrowing Multiple and shall be made from the several Lenders ratably in proportion to their respective Commitments. Within the foregoing limits, any Borrower may borrow, repay or, to the extent permitted by Section 2.11, prepay Loans and reborrow at any time during the Revolving Credit Period.

          SECTION 2.02. Notice of Borrowing. To request a Borrowing, the applicable Borrower, or the Company on behalf of the applicable Borrowing Subsidiary, shall give the Agent notice (a “Notice of Borrowing”) not later than 12:00 noon New York City time (or, if the Notice of Borrowing is delivered or telecopied by such Borrower, or the Company on behalf of such Borrowing Subsidiary, to the Agent in London (in the case of Eurocurrency Loans only),

9:00 a.m., London time) on (x) the date of each ABR Borrowing and (y) the third Business Day before each Eurocurrency Borrowing, specifying:

          (a) the Borrower requesting such Borrowing (or on which Borrowing Subsidiary’s behalf the Company is requesting such Borrowing),

          (b) the date of such Borrowing, which shall be a Business Day,

          (c) the aggregate principal amount and currency of such Borrowing,

          (d) whether the Loans comprising such Borrowing are to be Base Rate Loans or Eurocurrency Loans,

          (e) in the case of a Eurocurrency Borrowing, the duration of the Interest Period applicable thereto, subject to the provisions of the definition of Interest Period, and

          (f) the location and number of the Borrower’s account to which funds are to be disbursed, which shall comply with the requirements of Section 2.03.

          SECTION 2.03. Notice to Lenders; Funding of Loans.

          (a) Upon receipt of a Notice of Borrowing, the Agent shall promptly notify each Lender of the contents thereof and of such Lender’s share (if any) of such Borrowing and such Notice of Borrowing shall not thereafter be revocable by the relevant Borrower.

          (b) Not later than 12:00 Noon New York City time (or, if the Notice of Borrowing is delivered or telecopied to the Agent in London (in the case of Eurocurrency Loans only), 11:00 a.m., London time) on the date of each Borrowing, each Lender participating therein shall (except as provided in subsection (c) of this Section) make available its share of such Borrowing, by wire transfer of immediately available funds, to the account of the Agent most recently designated by it for such purpose by notice to the Lenders. Unless the Agent determines that any applicable condition specified in Article IV has not been satisfied, the Agent will make the funds so received from the Lenders available to the relevant Borrower at the Agent’s aforesaid address or such other location as may be specified by the Company and consented to by the Agent (such consent not to be unreasonably withheld) and designated by the Borrower or the Company on behalf of the relevant Borrowing Subsidiary in the applicable Notice of Borrowing.

          (c) If any Lender makes a new Loan hereunder on a day on which a Borrower is to repay all or any part of an outstanding Loan from such Lender, such Lender shall apply the proceeds of its new Loan to make such repayment and only an amount equal to the difference (if any) between the amount being borrowed and the amount being repaid shall be made available by such Lender to the Agent as provided in subsection (b), or remitted by such Borrower to the Agent as provided in Section 2.12, as the case may be.

          (d) Unless the Agent shall have received notice from a Lender prior to the date of any Borrowing that such Lender will not make available to the Agent such Lender’s share of such Borrowing, the Agent may assume that such Lender has made such share available to the Agent on the date of such Borrowing in accordance with subsections (b) and (c) of this Section 2.03 and the Agent may, in reliance upon such assumption, make available to the relevant Borrower on such date a corresponding amount. If and to the extent that such Lender shall not have so made such share available to the Agent, such Lender and such Borrower severally agree to repay to the Agent forthwith on demand such corresponding amount together with interest thereon, for each day from the date such amount is made available to such Borrower until the date such amount is repaid to the Agent, at (i) in the case of such Borrower, a rate per annum equal to the interest rate applicable thereto pursuant to Section 2.06 and (ii) in the case of such Lender, the greater of (x)(A) the Federal Funds Effective Rate, in the case of Loans denominated in US Dollars and (B) the rate reasonably determined by the Agent to be the cost to it of funding such amount, in the case of Loans denominated in a Designated Foreign Currency, and (y) a rate determined by the Agent in accordance with banking industry rules on interbank compensation. If such Lender shall repay to the Agent such corresponding amount (prior to such Borrower’s having done so), such amount so repaid shall constitute such Lender’s Loan included in such Borrowing for purposes of this Agreement. For the avoidance of doubt, interest paid by any Lender under this Section 2.03(d) shall not be included in such Lender’s Loan or be otherwise considered a Borrowing.

          SECTION 2.04. Repayment of Loans; Evidence of Debt. (a) Each Borrower hereby agrees that the outstanding principal balance of each Loan shall be payable on the Maturity Date and as provided in Section 2.05. Each Loan shall bear interest on the outstanding principal balance thereof as set forth in Section 2.06.

          (b) Each Lender shall maintain in accordance with its usual practice an account or accounts evidencing the indebtedness of each Borrower to the appropriate lending office of such Lender resulting from each Loan made by such lending office of such Lender from time to time, including the amounts of principal and interest payable and paid such lending office of such Lender from time to time under this Agreement.

          (c) The Agent shall maintain the Register pursuant to Section 2.04(e), and a subaccount for each Lender, in which Register and accounts (taken together) shall be recorded (i) the amount and currency of each Loan made hereunder, the Type of each Loan made and the Interest Period applicable thereto, (ii) the amount of any principal or interest due and payable or to become due and payable from each Borrower to each Lender hereunder and (iii) the amount of any sum received by the Agent hereunder or under any other Loan Document for the account of the Lenders and each Lender’s share thereof.

          (d) The entries made in the Register and accounts maintained pursuant to paragraph (b) and (c) of this Section 2.04 shall be, to the extent permitted by applicable law, prima facie evidence of the existence and amounts of the obligations recorded therein; provided, however, that the failure of any Lender or the Agent to maintain such account, such Register or such subaccount, as applicable, or any error therein shall not in any manner affect the obligation of any Borrower to repay the Loans made to such Borrower by such Lender in accordance with their terms.

          (e) The Agent, acting for this purpose as an agent of each Borrower, shall maintain at one of its offices in The City of New York a copy of each Assignment and Assumption delivered to it and a register for the recordation of the names and addresses of the Lenders, and the Commitment of, and principal amount of the Loans owing to, each Lender pursuant to the terms hereof from time to time (the “Register”). Absent manifest error the entries in the Register shall be conclusive and the Borrowers, the Agent and the Lenders may treat each person whose name is recorded in the Register pursuant to the terms hereof as a Lender hereunder for all purposes of any Loan Document, notwithstanding notice to the contrary. The Register shall be available for inspection by the Company, at any reasonable time and from time to time upon reasonable prior notice.

          (f) Any Lender may request that Loans made by it be evidenced by a promissory note. In such event, each Borrower shall execute and deliver to such Lender a promissory note payable to the order of such Lender (or, if requested by such Lender, to such Lender and its registered assigns) and in substantially the form attached hereto as Exhibit F. Thereafter, the Loans evidenced by such promissory note and interest thereon shall at all times (including after assignment pursuant to Section 10.06) be represented by one or more promissory notes in such form payable to the order of the payee named therein (or, if such promissory note is a registered note, to such payee and its registered assigns).

          SECTION 2.05. Maturity of Loans. Each Loan included in any Borrowing shall mature, and the principal amount thereof shall be due and payable, on the Maturity Date.

          SECTION 2.06. Interest Rates. (a) Each Base Rate Loan shall bear interest on the outstanding principal amount thereof, for each day from the date such Loan is made until it becomes due, at a rate per annum equal to the Alternate Base Rate for such day. Such interest shall be payable for each Interest Period on the last day thereof. Any overdue principal of or interest on any Base Rate Loan shall bear interest, payable on demand, for each day until paid at a rate per annum equal to the sum of 2% per annum plus the rate otherwise applicable to Base Rate Loans for such day.

          (b) Each Eurocurrency Loan shall bear interest on the outstanding principal amount thereof, for the Interest Period applicable thereto, at a rate per annum equal to the Applicable Rate plus the applicable Adjusted London Interbank Offered Rate. Such interest shall be payable for each Interest Period on the last day thereof and, if such Interest Period is longer than three months, at intervals of three months after the first day thereof.

          The “Adjusted London Interbank Offered Rate” applicable to any Interest Period means a rate per annum (rounded upward, if necessary, to the next higher 1/100 of 1%) equal to (i) the applicable London Interbank Offered Rate multiplied by (ii) the Statutory Reserve Rate.

          The “London Interbank Offered Rate” means, with respect to any Eurocurrency Borrowing for any Interest Period, the rate per annum determined by the Agent as of approximately 11:00 a.m., London time, on the Quotation Day for such Interest Period by reference to the British Bankers’ Association Interest Settlement Rates for deposits in the currency of such Borrowing (as reflected on the applicable Telerate screen), for a period equal to such Interest Period; provided that, to the extent that an interest rate is not ascertainable pursuant to the foregoing provisions of this definition, the “London Interbank Offered Rate” shall be the average (rounded upward, if necessary, to the next 1/100 of 1%) of the respective interest rates per annum at which deposits in the currency of such Borrowing are offered for such Interest Period to major banks in the London interbank market by JPMCB at approximately 11:00 a.m., London time, on the Quotation Day for such Interest Period.

          “Statutory Reserve Rate” means, with respect to any currency, a fraction (expressed as a decimal), the numerator of which is the number one and the denominator of which is the number one minus the aggregate of the maximum reserve, liquid asset or similar percentages (including any marginal, special, emergency or supplemental reserves) expressed as a decimal established by any Governmental Authority of the United States or of the jurisdiction of such currency or any jurisdiction in which Loans in such currency are made to which banks in such jurisdiction are subject for any category of deposits or liabilities customarily used to fund loans in such currency or by reference to which interest rates applicable to Loans in such currency are determined. Such reserve, liquid asset or similar percentages shall include those imposed pursuant to Regulation D of the Board of Governors of the Federal Reserve System (or any successors). Eurocurrency Loans shall be deemed to be subject to such reserve requirements without benefit of or credit for proration, exemptions or offsets that may be available from time to time to any Lender under Regulation D or any other applicable law, rule or regulation. The Statutory Reserve Rate shall be adjusted automatically on and as of the effective date of any change in any reserve percentage.

          (c) Any overdue principal of or interest on any Eurocurrency Loan shall bear interest, payable on demand, for each day from and including the date payment thereof was due to but excluding the date of actual payment, at a rate per annum equal to the sum of 2% per annum plus the rate otherwise applicable to Eurocurrency Loans for such day.

          (d) The Agent shall determine each interest rate applicable to the Loans hereunder. The Agent shall give prompt notice to the relevant Borrowers and the participating Lenders of each rate of interest so determined, and its determination thereof shall be conclusive in the absence of manifest error.

          SECTION 2.07. Interest Elections. (a) Each Borrowing initially shall be of the Type indicated in the applicable Notice of Borrowing and, in the case of a Eurocurrency Borrowing, shall have an initial Interest Period as specified in such Notice of Borrowing. Thereafter, the relevant Borrower may elect to convert any such Borrowing denominated in US Dollars to a Borrowing of a different Type or to continue any such Borrowing and, in the case of a Eurocurrency Borrowing, may elect Interest Periods therefor, all as provided in this Section. A Borrower may elect different options with respect to different portions of the affected Borrowing, in which case each such portion shall be allocated ratably among the Lenders holding the Loans comprising such Borrowing, and the Loans comprising each such portion shall be considered a separate Borrowing.

          (b) To make an election pursuant to this Section, the Company or the Borrowing Subsidiary (or the Company on its behalf) shall notify the Agent of such election by telephone by the time that a Notice of Borrowing would be required under Section 2.02 if such Borrower were requesting a Borrowing of the Type resulting from such election to be made on the effective date of such election. Each such telephonic Interest Election Request shall be irrevocable and shall be confirmed promptly by hand delivery or telecopy to the Agent of a written Interest Election Request in a form approved by the Agent and signed by the relevant Borrower, or by the Company on its behalf.

          (c) Each telephonic and written Interest Election Request shall specify the following information in compliance with Section 2.01:

          (i) the Borrowing to which such Interest Election Request applies and, if different options are being elected with respect to different portions thereof, the portions thereof to be allocated to each resulting Borrowing (in which case the information to be specified pursuant to clauses (iii) and (iv) below shall be specified for each resulting Borrowing);

          (ii) the effective date of the election made pursuant to such Interest Election Request, which shall be a Business Day;

          (iii) whether the resulting Borrowing is to be an ABR Borrowing or a Eurocurrency Borrowing; and

          (iv) if the resulting Borrowing is a Eurocurrency Borrowing, the Interest Period to be applicable thereto after giving effect to such election, which shall be a period contemplated by the definition of the term “Interest Period”.

If any such Interest Election Request requests a Eurocurrency Borrowing but does not specify an Interest Period, then the relevant Borrower shall be deemed to have selected an Interest Period of one month’s duration.

          (d) Promptly following receipt of an Interest Election Request, the Agent shall advise each Lender of the details thereof and of such Lender’s portion of each resulting Borrowing.

          (e) If the relevant Borrower fails to deliver a timely Interest Election Request with respect to a Eurocurrency Borrowing prior to the end of the Interest Period applicable thereto, then, unless such Borrowing is repaid as provided herein, at the end of such Interest Period such Borrowing shall be (i) in the case of a Borrowing denominated in US Dollars, converted to an ABR Borrowing and (ii) in the case of a Borrowing denominated in a Designated Foreign Currency, repaid at the end of such Interest Period. Notwithstanding any contrary provision hereof, if an Event of Default has occurred and is continuing and the Agent, at the request of the Required Lenders, so notifies the Company, then, so long as an Event of Default is continuing (i) no outstanding Borrowing denominated in US Dollars may be converted to or continued as a Eurocurrency Borrowing and (ii) unless repaid, each Eurocurrency Borrowing denominated in US Dollars shall be converted to an ABR Borrowing at the end of the Interest Period applicable thereto.

          SECTION 2.08. Fees.

          (a) Facility Fees. The Company shall pay or cause the Borrowing Subsidiaries to pay to the Agent in US Dollars, for the accounts of the Lenders, facility fees at the relevant Facility Fee Rate specified in the definition of Applicable Rate. Such facility fees shall accrue (i) from and including the date hereof to but excluding the date on which the Commitments are terminated in their entirety, on the daily aggregate amount of the Commitments (whether used or unused) and (ii) from and including the date on which the Commitments are terminated in their entirety to but excluding the date on which the Loans shall be repaid in their entirety, on the daily aggregate amount of the US Dollar Equivalents of the outstanding principal amounts of the Loans. Accrued facility fees shall be payable quarterly in arrears on each March 31, June 30, September 30 and December 31 and upon the date of termination of the Commitments in their entirety (and, if Loans shall be outstanding thereafter, the date on which the Loans shall be repaid in their entirety), provided that if any Loans shall be outstanding after the Maturity Date, then such facility fee shall be payable on demand.

          (b) Utilization Fees. The Company shall pay or cause the Borrowing Subsidiaries to pay to the Agent in US Dollars, for the accounts of the Lenders, utilization fees at the relevant Utilization Fee Rate specified in the definition of Applicable Rate, on the amounts of the outstanding Loans of the Lenders for each day on which the aggregate amount of the US Dollar Equivalents of the outstanding principal amounts of the Loans shall be greater than 50% of the aggregate amount of the Commitments. Accrued utilization fees, if any, shall be payable quarterly in arrears on each March 31, June 30, September 30 and December 31, on the date on which the Commitments terminate and, if later, on the date the Loans shall be repaid in their entirety.

          SECTION 2.09. Optional Termination or Reduction of Commitments. The Company may, upon at least three Business Days’ notice to the Agent, (i) terminate the Commitments at any time, if no Loans are outstanding at such time or (ii) ratably reduce the Commitments from time to time by an aggregate amount at least equal to the Borrowing Minimum and an integral multiple of the Borrowing Multiple; provided that the outstanding Loans that would exceed the reduced Commitments must be prepaid together with any redeployment costs payable pursuant to Section 2.13. Any termination or reduction of the Commitments under this Section 2.09 shall be permanent.

          SECTION 2.10. Mandatory Termination of Commitments. Unless previously terminated, the Commitments shall terminate on the Maturity Date. Loans outstanding on the Maturity Date (together with accrued interest thereon) shall be due and payable on the Maturity Date.

          SECTION 2.11. Prepayments. (a) Any Borrower may, upon at least one Business Day’s notice to the Agent, prepay any ABR Borrowing or Eurocurrency Borrowing in whole at any time or from time to time in part in amounts at least equal to the Borrowing Minimum that are multiples of the Borrowing Multiple, together with accrued interest thereon to the date of prepayment.

          (b) In the event and on each occasion that the aggregate amount of the Revolving Credit Exposures exceeds 105% of the aggregate amount of the Commitments, the Borrowers shall promptly prepay Borrowings in an aggregate amount equal to the amount in excess of such aggregate amount of the Commitments. The Agent shall promptly notify (a) the Company in the event it determines that any prepayment is required under this paragraph and (b) each Lender of such Lender’s ratable share (if any) of such prepayment. If, on any Reset Date, the aggregate Revolving Credit Exposures shall exceed 105% of the aggregate amount of the Commitments, then the Borrowers shall prepay Borrowings in an aggregate amount equal to the amount in excess of such aggregate amount of the Commitments not later than the next Business Day following receipt by the Company of a notification from the Agent of the amount payable hereunder.

          (c) If prepayment of a Eurocurrency Loan occurs other than at the end of an applicable Interest Period, then the prepayment will be subject to compensation in respect to redeployment costs as provided in Section 2.13. Each prepayment under this Section 2.11 shall be applied to prepay ratably the Loans of the several Lenders included in such prepaid Borrowings.

          (d) Upon receipt of a notice of prepayment pursuant to paragraph (a), the Agent shall promptly notify each Lender of the contents thereof and of such Lender’s ratable share (if any) of such prepayment and such notice shall not thereafter be revocable by such Borrower.

          SECTION 2.12. General Provisions as to Payments.

          (a) Each Borrower shall make each payment of principal of, and interest on, the Loans and of fees hereunder or under any other Loan Document, not later than 12:00 Noon New York City time (or, if such payment is required to be delivered or telecopied to the Agent in London, 11:00 a.m., London time) on the date when due, in immediately available funds, without set-off or counterclaim, to the Agent at its address referred to in Section 10.01 or at such other offices as the Agent shall from time to time specify in a notice delivered to the Company. The Agent will promptly distribute to each Lender its ratable share of each such payment received by the Agent for the account of the Lenders. Whenever any payment of principal of, or interest on, the Base Rate Loans or of fees shall be due on a day which is not a Business Day, the date for payment thereof shall be extended to the next succeeding Business Day. Whenever any payment of principal of, or interest on, the Eurocurrency Loans shall be due on a day which is not a Business Day, the date for payment thereof shall be extended to the next succeeding Business Day unless such Business Day falls in another calendar month, in which case the date for payment thereof shall be the next preceding Business Day. If the date for any payment of principal is extended by operation of law or otherwise, interest thereon shall be payable for such extended time. All payments hereunder of principal or interest in respect of any Loan (or of any breakage indemnity in respect of any Loan) shall be made in the currency of such Loan; all other payments hereunder and under each other Loan Document shall be made in US Dollars, except as otherwise expressly provided.

          (b) Unless the Agent shall have received notice from the relevant Borrower, or from the Company on behalf of the relevant Borrower, prior to the date on which any payment is due to the Lenders hereunder or under any other Loan Document that such Borrower will not make such payment in full, the Agent may assume that such Borrower has made such payment in full to the Agent on such date and the Agent may, in reliance upon such assumption, cause to be distributed to each Lender on such due date an amount equal to the amount then due such Lender. If and to the extent that such Borrower shall not have so made such payment, each Lender agrees to repay to the Agent forthwith on demand such amount distributed to such Lender together with interest thereon, for each day from the date such amount is distributed to such Lender until the date such Lender repays such amount to the Agent, at the greater of (i)(A) the Federal Funds Effective Rate, in the case of Loans denominated in US Dollars and (B) the rate reasonably determined by the Agent to be the cost to it of funding such amount, in the case of Loans denominated in a Designated Foreign Currency, and (ii) a rate determined by the Agent in accordance with banking industry rules on interbank compensation.

          (c) Any payment required to be made to any Borrower by the Agent hereunder or under any other Loan Document shall be deemed to have been made by the time required if the Agent shall, at or before such time, have taken the necessary steps to make such payment in accordance with the regulations or operating procedures of the clearing or settlement system used by the Agent to make such payment.

          SECTION 2.13. Funding Losses. In the event of the payment of any amount of principal with respect to any Eurocurrency Loan (pursuant to Article VI or VIII or otherwise) on any day other than the last day of the Interest Period applicable thereto, or if any Borrower fails to borrow any Eurocurrency Loans after notice has been given to any Lender in accordance with Section 2.03(a), the relevant Borrower shall reimburse each Lender within 15 days after demand for any resulting loss or expense incurred by it (or by an existing or prospective Participant in the related Loan), including (without limitation) any loss incurred in obtaining, liquidating or employing deposits from third parties, but excluding loss of margin for the period after any such payment or failure to borrow, provided that such Lender shall have delivered to such Borrower, or to the Company on its behalf, a certificate as to the amount of such loss or expense and accompanied by a certificate of such Lender explaining in reasonable detail the method by which such amount shall have been determined, which certificate shall be conclusive in the absence of manifest error.

          SECTION 2.14. Computation of Interest and Fees. Interest hereunder computed by reference to the Alternative Base Rate at times when the Alternative Base Rate is based on the Prime Rate, shall be computed on the basis of a year of 365 days and paid for the actual number of days elapsed (including the first day but excluding the last day). All other interest and fees shall be computed on the basis of a year of 360 days and paid for the actual number of days elapsed (including the first day but excluding the last day).

          SECTION 2.15. Borrowing Subsidiaries. On or after the date hereof, the Company may designate any Subsidiary as a Borrowing Subsidiary by delivery to the Agent of a Borrowing Subsidiary Agreement executed by such Subsidiary and the Company, and upon such delivery such Subsidiary shall for all purposes of each Loan Document be a Borrowing Subsidiary and a party to this Agreement until the Company shall have executed and delivered to the Agent a Borrowing Subsidiary Termination with respect to such Subsidiary, whereupon such Subsidiary shall cease to be a Borrowing Subsidiary and a party to this Agreement. Notwithstanding the preceding sentence, no Borrowing Subsidiary Termination will become effective as to any Borrowing Subsidiary at a time when any principal of or interest on any Loan to such Borrowing Subsidiary shall be outstanding hereunder, provided that such Borrowing Subsidiary Termination shall be effective to terminate such Borrowing Subsidiary’s right to make further Borrowings under this Agreement. Promptly following receipt of any Borrowing Subsidiary Agreement or any Borrowing Subsidiary Termination, the Agent shall send a copy thereof to each Lender.

          SECTION 2.16. Foreign Subsidiary Costs. (a) If the cost to any Lender of making or maintaining any Loan to a Borrowing Subsidiary is increased (or the amount of any sum received or receivable by any Lender (or its applicable lending office) is reduced) by an amount deemed in good faith by such Lender to be material, by reason of the fact that such Borrowing Subsidiary is incorporated in, or conducts business in, a jurisdiction outside the United States, such Borrowing Subsidiary shall indemnify such Lender for such increased cost or reduction within 15 days after demand by such Lender (with a copy to the Agent). A certificate of such Lender claiming compensation under this paragraph and setting forth the additional amount or amounts to be paid to it hereunder (and the basis for the calculation of such amount or amounts) shall be conclusive in the absence of manifest error.

          (b) Each Lender will promptly notify the Company and the Agent of any event of which it has knowledge that will entitle such Lender to additional interest or payments pursuant to paragraph (a) above, but in any event within 45 days after such Lender obtains actual knowledge thereof; provided that (i) if any Lender fails to give such notice within 45 days after it obtains actual knowledge of such an event, such Lender shall, with respect to compensation payable pursuant to this Section 2.16 in respect of any costs resulting from such event, only be entitled to payment under this Section 2.16 for costs incurred from and after the date 45 days prior to the date that such Lender does give such notice and (ii) each Lender will, promptly after obtaining such actual knowledge, designate a different applicable lending office, if, in the judgment of such Lender, such designation will avoid the need for, or reduce the amount of, such compensation and will not be otherwise disadvantageous to such Lender.

          SECTION 2.17. Additional Reserve Costs. (a) If and so long as any Lender is required to make special deposits with the Bank of England, to maintain reserve asset ratios or to pay fees, in each case in respect of such Lender’s Eurocurrency Loans, such Lender may require the relevant Borrower to pay, contemporaneously with each payment of interest on each of such Loans, additional interest on such Loans at a rate per annum equal to the Mandatory Costs Rate calculated in accordance with the formula and in the manner set forth in Exhibit C hereto.

          (b) If and so long as any Lender is required to comply with reserve assets, liquidity, cash margin or other requirements of any monetary or other authority (including any such requirement imposed by the European Central Bank or the European System of Central Banks, but excluding requirements reflected in the Statutory Reserve Rate or the Mandatory Costs Rate) in respect of any of such Lender’s Eurocurrency Loans, such Lender may require the relevant Borrower to pay, contemporaneously with each payment of interest on each of such Lender’s Eurocurrency Loans subject to such requirements, additional interest on such Loans at a rate per annum specified by such Lender to be the cost to such Lender of complying with such requirements in relation to such Loans.

          (c) Any additional interest owed pursuant to paragraph (a) or (b) above shall be determined by the relevant Lender, which determination shall be conclusive absent manifest error, and notified to the Company, or, if the relevant Borrower is a Borrowing Subsidiary, the Company on behalf of such Borrowing Subsidiary, accompanied by a certificate of such Lender explaining in reasonable detail the method by which such amount shall have been determined (with a copy to the Agent), at least five Business Days before each date on which interest is payable for the relevant Loan, and such additional interest so notified to the Company (either in its own capacity or on behalf of the relevant Borrowing Subsidiary) by such Lender shall be payable to the Agent for the account of such Lender on each date on which interest is payable for such Loan. Any Lender which notifies the Company (either in its own capacity or on behalf of the relevant Borrowing Subsidiary) and the Agent under this paragraph (c) shall promptly withdraw such notice (by written certificate of withdrawal given to the Company and the Agent) in the event such Lender shall become aware that the circumstances giving rise to such additional interest have ceased to exist. Any Lender claiming any indemnity payment or additional amounts payable pursuant to this Section 2.17 shall use reasonable efforts (consistent with legal and regulatory restrictions) to file any certificate or document reasonably requested in writing by the Company or to change the jurisdiction of its applicable lending office if the making of such a filing or change would avoid the need for or reduce the amount of any such indemnity payment or additional amounts that may thereafter accrue and would not, in the sole determination of such Lender, be otherwise disadvantageous to such Lender.

          SECTION 2.18. Increase in Commitments. The Company may, by written notice to the Agent (which shall promptly deliver a copy to the Lenders), executed by the Company and one or more financial institutions (any such financial institution referred to in this Section being called an “Increasing Lender”), which may include any Lender, cause Commitments to be made available by the Increasing Lenders (or cause the Commitments of the Increasing Lenders to be increased, as the case may be) in an amount not less than $10,000,000 and in an aggregate amount that is an integral multiple of $1,000,000 for each Increasing Lender set forth in such notice, provided, however, that (a) the aggregate amount of all new Commitments and increases in existing Commitments pursuant to this paragraph during the term of this Agreement shall in no event exceed $150,000,000, (b) each Increasing Lender, if not already a Lender hereunder, shall be subject to the approval of the Agent (which approval shall not be unreasonably withheld) and (c) each Increasing Lender, if not already a Lender hereunder, shall become a party to this Agreement by completing and delivering to the Agent a duly executed accession agreement substantially in the form set forth in Exhibit G (an “Accession Agreement”). New Commitments and increases in Commitments pursuant to this Section shall become effective on the date specified in the applicable notices delivered pursuant to this Section. Upon the effectiveness of any Accession Agreement to which any Increasing Lender is a party, (i) such Increasing Lender shall thereafter be deemed to be a party to this Agreement and shall be entitled to all rights, benefits and privileges accorded a Lender hereunder and subject to all obligations of a Lender hereunder and (ii) Schedule 2.01 shall be deemed to have been amended to reflect the Commitment of such Increasing Lender as provided in such Accession Agreement. Upon the effectiveness of any increase pursuant to this Section in the Commitment of a Lender already a party hereto, Schedule 2.01 shall be deemed to have been amended to reflect the increased Commitment of such Lender. Notwithstanding the foregoing, no increase in the aggregate Commitments (or in the Commitment of any Lender) shall become effective under this Section unless, on the date of such increase, the Agent shall have received a certificate, dated as of the effective date of such increase and executed by the chief financial officer or the chief accounting officer of the Company, to the effect that the conditions set forth in paragraphs (b), (c) and (d) of Section 4.02 shall be satisfied (with all references in such paragraphs to a Borrowing being deemed to be references to such increase). Following any extension of a new Commitment or increase of a Lender’s Commitment pursuant to this Section 2.18, any Loans outstanding prior to the effectiveness of such extension or increase shall continue outstanding until the ends of the respective Interest Periods applicable thereto, and shall then be repaid or refinanced with new Loans made pursuant to Section 2.01 ratably in accordance with the respective Commitments of the Lenders.

          SECTION 2.19. No Double Payment. The provisions of Sections 2.17, 2.18 and 8.03 shall apply without duplication and no Lender shall be compensated more than once for a single loss, cost or expense of the sort referred to in such Sections.

ARTICLE III

REPRESENTATIONS AND WARRANTIES

          The Company represents and warrants that:

          SECTION 3.01. Corporate Existence and Power. The Company and each Borrowing Subsidiary is a corporation duly incorporated, validly existing and in good standing under the laws of its jurisdiction of organization, and has all corporate powers and all material governmental licenses, authorizations, consents and approvals required to carry on its business as now conducted.

          SECTION 3.02. Corporate and Governmental Authorization; No Contravention. The execution, delivery and performance by each Borrower of this Agreement and each other Loan Document to which it is a party are within such Borrower’s corporate powers, have been duly authorized by all necessary corporate action, require no action by or in respect of, or filing with, any governmental body, agency or official and do not contravene, or constitute a default under, any provision of applicable law or regulation or of the certificate of incorporation or by-laws of the Company or any Borrowing Subsidiary or of any agreement, judgment, injunction, order, decree or other instrument binding upon the Company or any of its Subsidiaries or result in the creation or imposition of any Lien on any asset of the Company or any of its Subsidiaries.

          SECTION 3.03. Binding Effect. This Agreement and each other Loan Document to which it is a party constitutes a valid and binding agreement of each Borrower.

          SECTION 3.04. Financial Information.

     (a) The consolidated balance sheet of the Company and its Consolidated Subsidiaries as of December 31, 2003, and the related consolidated statements of earnings and cash flows for the fiscal year then ended, reported on by PricewaterhouseCoopers LLP and included in the Company’s 2003 Form 10-K, a copy of which and of which balance sheet and related statements have been delivered to each of the Lenders, fairly present, in conformity with GAAP, the consolidated financial position of the Company and its Consolidated Subsidiaries as of such date and their consolidated results of operations and cash flows for such fiscal year.

     (b) The unaudited consolidated balance sheet of the Company and its Consolidated Subsidiaries as of June 30, 2004, and the related unaudited consolidated statements of earnings and cash flows for the six months then ended, set forth in the Company’s quarterly report for the fiscal quarter ended June 30, 2004, as filed with the Securities and Exchange Commission on Form 10-Q, a copy of which has been delivered to each of the Lenders, fairly present, in conformity with GAAP to the extent described in Note A thereto applied on a basis consistent with the financial statements referred to in subsection (a) of this Section, the consolidated financial position of the Company and its Consolidated Subsidiaries as of such date and their consolidated results of operations and cash flows for such six month period (subject to normal year-end adjustments).

     (c) Except as reflected in the financial statements referred to in paragraph (b) above, between December 31, 2003, and the date hereof, there has been no material adverse change in the business, financial position, results of operations or prospects of the Company and its Consolidated Subsidiaries, considered as a whole.

          SECTION 3.05. Litigation. There is no action, suit or proceeding pending against, or to the knowledge of the Company threatened against or affecting, the Company or any of its Subsidiaries before any court or arbitrator or any governmental body, agency or official in which there is a reasonable possibility of an adverse decision which could materially adversely affect the business, consolidated financial position or consolidated results of operations of the Company and its Consolidated Subsidiaries considered as a whole or which in any manner draws into question the validity of this Agreement or any other Loan Document.

          SECTION 3.06. Compliance with ERISA. Except to the extent that failure to so fulfill its obligations or be in compliance could not materially adversely affect the business, consolidated financial position or consolidated results of operations of the Company and its Consolidated Subsidiaries, considered as a whole, each member of the ERISA Group has fulfilled its obligations under the minimum funding standards of ERISA and the Internal Revenue Code with respect to each Plan and is in compliance in all material respects with the presently applicable provisions of ERISA and the Internal Revenue Code with respect to each Plan. No member of the ERISA Group has (i) sought a waiver of the minimum funding standard under Section 412 of the Internal Revenue Code in respect of any Plan, (ii) failed to make any required contribution or payment to any Plan or Multiemployer Plan or in respect of any Benefit Arrangement, or made any amendment to any Plan or Benefit Arrangement, which has resulted or, solely as a result of the passage of time, could result in the imposition of a Lien or the posting of a bond or other security under Sections 302(f) or 307 of ERISA or Sections 412(n) or 401(a)(29) of the Internal Revenue Code (or any successor provisions thereto) or (iii) incurred any liability under Title IV of ERISA other than a liability to the PBGC for premiums under Section 4007 of ERISA if such action, failure or incurrence could materially adversely affect the business, consolidated financial position or consolidated results of operations of the Company and its Consolidated Subsidiaries, considered as a whole.

          SECTION 3.07. Environmental Matters. In the ordinary course of its business, the Company reviews, or causes its Subsidiaries to review, the effect of Environmental Laws on the business, operations and properties of the Company and its Subsidiaries, in the course of which they seek to identify and evaluate, in accordance with GAAP, associated liabilities and costs (including, without limitation, any capital or operating expenditures required for clean-up or closure of their properties, any capital or operating expenditures required to achieve or maintain compliance with environmental protection standards imposed by law or as a condition of any license, permit or contract, any periodic or permanent shutdown of any facility or reduction in the level of or change in the nature of operations conducted thereat, any costs or liabilities in connection with off-site disposal of wastes or Hazardous Substances, and any liabilities to third parties, including employees, and any related costs and expenses). On the basis of this review, the Company has reasonably concluded that such associated liabilities and costs, including the costs of compliance with Environmental Laws, are unlikely to have a material adverse effect on the business, financial condition, results of operations or prospects of the Company and its Consolidated Subsidiaries, considered as a whole.

          SECTION 3.08. Taxes. United States Federal income tax returns of the Company, which files a consolidated domestic return, have been examined through the fiscal year ended December 31, 2002 and closed through the fiscal year ended December 31, 1995. The Company and its Subsidiaries have filed all United States Federal income tax returns and all other material tax returns which are required to be filed by them and have paid all taxes due pursuant to such returns or pursuant to any assessment received by the Company or any Subsidiary, excluding assessments currently being contested in good faith by appropriate proceedings. The charges, accruals and reserves on the books of the Company and its Subsidiaries in respect of taxes or other governmental charges are, in the opinion of the Company, adequate.

          SECTION 3.09. Subsidiaries. Each of the Company’s corporate Material Subsidiaries is a corporation duly incorporated, validly existing and in good standing under the laws of its jurisdiction of incorporation, and has all corporate powers and all material governmental licenses, authorizations, consents and approvals required to carry on its business as now conducted.

          SECTION 3.10. Not an Investment Company. Neither the Company nor any of the Borrowing Subsidiaries is an “investment company” within the meaning of the Investment Company Act of 1940, as amended.

          SECTION 3.11. Full Disclosure. All information heretofore furnished by any Borrower to the Agent or any Lender for purposes of or in connection with the Loan Documents or any transaction contemplated hereby is, and all such information hereafter furnished by any Borrower to the Agent or any Lender will be, when taken as a whole, true and accurate in all material respects on the date as of which such information is stated or certified. The Company has disclosed to the Lenders in writing any and all facts which materially and adversely affect or may affect (to the extent the Company can now reasonably foresee), the business, operations or financial condition of the Company and its Consolidated Subsidiaries, taken as a whole, or the ability of any Borrower to perform its obligations under the Loan Documents.

ARTICLE IV

CONDITIONS

          SECTION 4.01. Effectiveness. This Agreement shall become effective as provided in Section 10.09, subject to the satisfaction of the following conditions:

          (a) The Agent shall have received the following documents, each dated the Closing Date unless otherwise indicated:

     (i) an opinion of Joseph W. Schmidt, General Counsel for the Company, substantially in the form of Exhibit D hereto and covering such additional matters relating to the transactions contemplated hereby as the Required Lenders may reasonably request; and

     (ii) all documents the Agent may reasonably request relating to the existence of the Borrowers, the corporate authority for and the validity of each Loan Document, the financial condition of each of the Borrowers and any other matters relevant hereto, all in form and substance satisfactory to the Agent.

          (b) The commitments under the Existing Credit Agreements shall have been or shall simultaneously be terminated, any amounts outstanding or accrued for the accounts of the lenders thereunder shall have been paid in full and the Agent shall have received such evidence as it shall reasonably have requested as to the satisfaction of such conditions.

          (c) The Agent shall have received all fees and other amounts due and payable hereunder on or prior to the Closing Date, including, to the extent invoiced, reimbursement or payment of all out-of-pocket expenses required to be reimbursed or paid by the Borrowers hereunder or under any other Loan Document.

          The Agent shall promptly notify the Company and the Lenders of the Closing Date, and such notice shall be conclusive and binding on all parties hereto.

          SECTION 4.02. Each Credit Event. The obligation of any Lender to make a Loan on the occasion of any Borrowing (each such event being called a “Credit Event”) is subject to the satisfaction of the following conditions:

     (a) receipt by the Agent of a Notice of Borrowing as required by Section 2.02;

     (b) the fact that, immediately after such Borrowing, the aggregate Revolving Credit Exposures of the Lenders will not exceed the aggregate amount of the Commitments;

     (c) the fact that, immediately before and after such Borrowing, no Default or Event of Default shall have occurred and be continuing; and

     (d) the fact that the representations and warranties of the Borrowers contained in this Agreement (except, in the case of (i) any Borrowing, the representations and warranties set forth in Section 3.04(c), and (ii) a Refunding Borrowing, the representations and warranties set forth in Sections 3.05 and 3.07 as to any matter which has theretofore been disclosed in writing by the Company to the Agent) or in the applicable Borrowing Subsidiary Agreement shall be true on and as of the date of such Borrowing.

Each Borrowing hereunder shall be deemed to be a representation and warranty by the Borrowers on the date of such Borrowing as to the facts specified in clauses (b), (c) and (d) of this Section.

          SECTION 4.03. Initial Credit Event for each Borrowing Subsidiary. The obligation of each Lender to make Loans to any Borrowing Subsidiary is subject to the satisfaction of the following conditions:

     (a) The Agent (or its counsel) shall have received such Borrowing Subsidiary’s Borrowing Subsidiary Agreement duly executed by all parties thereto.

     (b) The Agent shall have received a favorable written opinion of counsel for such Borrowing Subsidiary reasonably satisfactory to the Agent, substantially in the form of Exhibit E and covering such additional matters relating to such Borrowing Subsidiary, the transactions contemplated hereby or its Borrowing Subsidiary Agreement as the Agent may reasonably request.

     (c) The Agent shall have received all documents the Agent may reasonably request relating to the existence of such Borrowing Subsidiary, the authorization of the transactions contemplated hereby insofar as they relate to such Borrowing Subsidiary, the financial condition of such Borrowing Subsidiary and any other matters relevant hereto, and any other legal matters relating to such Borrowing Subsidiary, its Borrowing Subsidiary Agreement or such transactions, all in form and substance satisfactory to the Agent.

ARTICLE V

COVENANTS

          The Company agrees that, so long as this Agreement shall remain in effect or the principal of or interest on any Loan, any fees or any other expenses or amounts payable hereunder or under any other Loan Document shall be unpaid:

          SECTION 5.01. Information. The Company will deliver to each of the Lenders:

     (a) as soon as available and in any event within 90 days after the end of each fiscal year of the Company, a consolidated balance sheet of the Company and its Consolidated Subsidiaries as of the end of such fiscal year and the related consolidated statements of earnings and cash flow for such fiscal year, setting forth in each case in comparative form the figures for the previous fiscal year (it being understood that the requirement to deliver such information shall be satisfied by the delivery of the Company’s annual report on Form 10-K for such fiscal year so long as such annual report includes such information, which delivery obligation shall be deemed to have been satisfied by the registration by the Company of each Lender in an electronic delivery service and the making of such financial statement available to each Lender on such service), all reported on in a manner acceptable to the Securities and Exchange Commission by PricewaterhouseCoopers LLP or other independent public accountants of nationally recognized standing;

     (b) as soon as available and in any event within 45 days after the end of each of the first three quarters of each fiscal year of the Company, a consolidated balance sheet of the Company and its Consolidated Subsidiaries as of the end of such quarter and the related consolidated statements of earnings and cash flow for such quarter and for the portion of the Company’s fiscal year ended at the end of such quarter, setting forth in the case of such statements of earnings and cash flows in comparative form the figures for the corresponding quarter and the corresponding portion of the Company’s previous fiscal year (it being understood that the requirement to deliver such information shall be satisfied by the delivery of the Company’s quarterly report on Form 10-Q for such fiscal quarter so long as such quarterly report includes such information, which delivery obligation shall be deemed to have been satisfied by the registration by the Company of each Lender in an electronic delivery service and the making of such financial statement available to each Lender on such service), all certified (subject to normal year-end adjustments) as to fairness of presentation, GAAP and consistency (except to the extent certain information and footnotes have been omitted or abbreviated as permitted by the Securities and Exchange Commission in its regulations relating to interim financial statements) by the chief financial officer or the chief accounting officer of the Company;

     (c) within (i) 90 days of the end of each fiscal year of the Company and (ii) 45 days of the end of each of the first three quarters of each fiscal year of the Company, a certificate of the chief financial officer or the chief accounting officer of the Company (x) setting forth in reasonable detail the calculations required to establish whether the Company was in compliance with the requirements of Section 5.07 on the date of such financial statements, (y) stating that the Company is in compliance with Section 5.08 and setting forth in reasonable detail any appropriate calculations required to establish such compliance, and (z) stating whether any Default or Event of Default exists on the date of such certificate and, if any Default or Event of Default then exists, setting forth the details thereof and the action which the Company is taking or proposes to take with respect thereto;

     (d) simultaneously with the delivery of each certificate referred to in (c) above with respect to a completed fiscal year referred to in clause (a) above, a statement of the firm of independent public accountants which reported on such statements (i) whether anything has come to their attention to cause them to believe that any Default or Event of Default existed on the date of such statements and (ii) confirming the calculations set forth in the officer’s certificate delivered simultaneously therewith pursuant to clause (c) above;

     (e) within five days after any officer of the Company obtains knowledge of any Default or Event of Default, if such Default is then continuing, a certificate of the chief financial officer or the chief accounting officer of the Company setting forth the details thereof and the action which the Company is taking or proposes to take with respect thereto;

     (f) promptly upon the mailing thereof to the shareholders of the Company generally, copies of all financial statements, reports and proxy statements so mailed if not filed with the Securities and Exchange Commission electronically;

     (g) if and when any member of the ERISA Group (i) gives or is required to give notice to the PBGC of any “reportable event” (as defined in Section 4043 of ERISA) with respect to any Plan which might constitute grounds for a termination of such Plan under Title IV of ERISA, or knows that the plan administrator of any Plan has given or is required to give notice of any such reportable event, a copy of the notice of such reportable event given or required to be given to the PBGC; (ii) receives notice of complete or partial withdrawal liability under Title IV of ERISA or notice that any Multiemployer Plan is in reorganization, is insolvent or has been terminated, a copy of such notice; (iii) receives notice from the PBGC under Title IV of ERISA of an intent to terminate, impose liability (other than for premiums under Section 4007 of ERISA) in respect of, or appoint a trustee to administer any Plan, a copy of such notice; (iv) applies for a waiver of the minimum funding standard under Section 412 of the Internal Revenue Code, a copy of such application; (v) gives notice of intent to terminate any Plan under Section 4041(c) of ERISA, a copy of such notice and other information filed with the PBGC; (vi) gives notice of withdrawal from any Plan pursuant to Section 4063 of ERISA while such member is a “substantial employer” (within the meaning of such Section) with respect to such Plan, a copy of such notice; or (vii) fails to make any required payment or contribution to any Plan or Multiemployer Plan or in respect of any Benefit Arrangement, or makes any amendment to any Plan or Benefit Arrangement, which has resulted or, solely as a result of the passage of time, could result in the imposition of a Lien or the posting of a bond or other security under Sections 302(f) or 307 of ERISA or Sections 412(n) or 401(a)(29) of the Internal Revenue Code, or any successor provisions thereto, a certificate of the chief financial officer or the chief accounting officer of the Company setting forth details as to such occurrence and action, if any, which the Company or applicable member of the ERISA Group is required or proposes to take; provided, however, that such certificate shall be required only if such occurrence or action is reasonably likely to have a material adverse effect on the business, consolidated financial position or consolidated results of operations of the Company and its Consolidated Subsidiaries, considered as a whole;

     (h) promptly after Moody’s or S&P shall have announced a change in the rating established or deemed to have been established for the Index Debt, written notice of such rating change;

     (i) promptly following a request therefor, all documentation and other information that a Lender reasonably requests in order to comply with ongoing obligations under applicable “know your customer” and anti-money laundering rules and regulations, including the USA Patriot Act; and

     (j) from time to time such additional information regarding the financial position or business of the Company and its Subsidiaries as the Agent, at the request of any Lender, may reasonably request.

          SECTION 5.02. Payment of Obligations. The Company will pay and discharge, and will cause each Subsidiary to pay and discharge, at or before maturity, all their respective material obligations and liabilities, including, without limitation, tax liabilities, except where the same may be contested in good faith by appropriate proceedings, and will maintain, and will cause each Subsidiary to maintain, in accordance with GAAP, appropriate reserves for the accrual of any of the same.

          SECTION 5.03. Maintenance of Property; Insurance. (a) The Company will keep, and will cause each Subsidiary to keep, all property useful and necessary in its business in good working order and condition, ordinary wear and tear excepted.

          (b) The Company will, and will cause each of its Subsidiaries to, maintain (either in the name of the Company or in such Subsidiary’s own name) with financially sound and responsible insurance companies, insurance on all their respective properties in at least such amounts and against at least such risks (and with such risk retention) as are usually insured against in the same general area by companies of established repute engaged in the same or a similar business; and will furnish to the Lenders, upon request from the Agent, information presented in reasonable detail as to the insurance so carried.

          SECTION 5.04. Conduct of Business and Maintenance of Existence. The Company will continue, and will cause each Subsidiary to continue, to engage in business of the same general type as now conducted by the Company and its Subsidiaries, and will preserve, renew and keep in full force and effect, and will cause each Subsidiary to preserve, renew and keep in full force and effect their respective corporate existence and their respective rights, privileges and franchises necessary or desirable in the normal conduct of business; provided that nothing in this Section 5.04 shall prohibit (i) the merger of a Subsidiary into the Company or the merger or consolidation of a Subsidiary with or into another Person if the corporation surviving such consolidation or merger is a Subsidiary and if, in each case, after giving effect thereto, no Default shall have occurred and be continuing, (ii) the termination of the corporate existence, rights, privileges or franchises, or a change in the business of any Subsidiary that is not a Borrowing Subsidiary if the Company in good faith determines that such termination or change is in the best interest of the Company and is not materially disadvantageous to the Lenders or (iii) the termination of the corporate existence, rights, privileges or franchises, or other dissolution or winding up of any Subsidiary, if all or substantially all of the assets of such Subsidiary are assigned, transferred, sold, or otherwise alienated to any entity which is also a Subsidiary.

          SECTION 5.05. Compliance with Laws. The Company will comply, and cause each Subsidiary to comply, in all respects with all applicable laws, ordinances, rules, regulations, and requirements of governmental authorities (including, without limitation, Environmental Laws and ERISA and the rules and regulations thereunder) except where (i) the necessity of compliance therewith is contested in good faith by appropriate proceedings or (ii) such failure does not have a material adverse effect on the business, financial condition, results of operations or prospects of the Company and its Consolidated Subsidiaries, taken as a whole.

          SECTION 5.06. Inspection of Property, Books and Records. The Company will keep, and will cause each Subsidiary to keep, proper books of record and account in which full, true and correct entries shall be made of all dealings and transactions in relation to its business and activities; and will permit representatives of any Lender at such Lender’s expense, and will cause each Subsidiary to permit representatives of the Agent at the Agent’s expense, to visit and inspect any of their respective properties, to examine and make abstracts from any of their respective books and records and to discuss their respective affairs, finances and accounts with their respective officers, employees and independent public accountants, all at such reasonable times and as often as may reasonably be desired.

          SECTION 5.07. Interest Coverage and Debt Ratios.

          (a) The ratio of Consolidated EBITDA to Consolidated Net Interest Expense will not, for any period of four consecutive fiscal quarters commencing before or after the date hereof and ending after the date hereof, be less than 3.50:1.

          (b) Total Debt of all Consolidated Subsidiaries (excluding (i) Debt of a Consolidated Subsidiary to the Company or to a Wholly-Owned Consolidated Subsidiary not described in clause (ii) and (ii) Debt of any Subsidiary the sole business of which is to facilitate financing transactions for the Company) will not, at the end of any fiscal quarter of the Company, exceed 20% of Consolidated Net Worth. For purposes of this subsection (b), any preferred stock of a Consolidated Subsidiary held by a Person other than the Company or a Wholly-Owned

Consolidated Subsidiary shall be included, at the higher of its voluntary or involuntary liquidation value, in the “Debt” of such Consolidated Subsidiary.

          SECTION 5.08. Negative Pledge. Neither the Company nor any Subsidiary will create, assume or suffer to exist any Lien on any asset now owned or hereafter acquired by it, except:

     (a) Liens existing on the date of this Agreement securing Debt outstanding on the date of this Agreement in an aggregate principal amount not exceeding the US Dollar Equivalent of US$50,000,000;

     (b) any Lien existing on any asset of any corporation or other Person at the time such corporation or other Person becomes a Subsidiary and not created in contemplation of such event;

     (c) any Lien on any asset securing Debt incurred or assumed for the purpose of financing all or any part of the cost of acquiring such asset, provided that such Lien attaches to such asset concurrently with or within 90 days after the acquisition thereof;

     (d) any Lien on any asset of any corporation or other Person existing at the time such corporation or other Person is merged or consolidated with or into the Company or a Subsidiary and not created in contemplation of such event;

     (e) any Lien existing on any asset prior to the acquisition thereof by the Company or a Subsidiary and not created in contemplation of such acquisition;

     (f) any Lien arising out of the refinancing, extension, renewal or refunding of any Debt secured by any Lien permitted by any of the foregoing clauses of this Section, provided that such Debt is not increased and is not secured by any additional assets;

     (g) Liens arising in the ordinary course of its business which (i) do not secure Debt, (ii) do not secure any obligation in an amount exceeding the US Dollar Equivalent of US$50,000,000 and (iii) do not in the aggregate materially detract from the value of its assets or materially impair the use thereof in the operation of its business; and

     (h) Liens not otherwise permitted by the foregoing clauses of this Section securing Debt in an aggregate principal amount at any time outstanding not to exceed 10% of Consolidated Net Worth.

          SECTION 5.09. Consolidations, Mergers and Sales of Assets. The Company and its Subsidiaries will not (i) consolidate or merge with or into any other Person (other than the Company or any of its Subsidiaries) or (ii) sell, lease or otherwise transfer, directly or indirectly, all or a substantial part of the assets (other than inventory sold in the ordinary course of business) of the Company and its Subsidiaries, taken as a whole, other than to the Company and its Subsidiaries. For purposes of this Section, a substantial part of the assets of the Company and its Subsidiaries, taken as a whole, shall mean 20% or more of the consolidated assets of the Company and its Consolidated Subsidiaries.

          SECTION 5.10. Use of Proceeds. The proceeds of the Loans made under this Agreement are to be used to repay amounts outstanding, if any, under the Existing Credit

Agreements and for working capital and general corporate purposes, including, without limitation, to backstop commercial paper. None of such proceeds will be used, directly or indirectly, for the purpose, whether immediate, incidental or ultimate, of buying or carrying any “margin stock” within the meaning of Regulation U.

ARTICLE VI

EVENTS OF DEFAULT

          SECTION 6.01. Events of Default. If one or more of the following events (“Events of Default”) shall have occurred and be continuing:

     (a) any Borrower shall fail to pay (i) any principal on any Loan for a period of more than 2 Business Days after the same shall become due or (ii) interest on any Loan or any fees or any other amount payable hereunder or under any other Loan Document for a period of more than 5 Business Days after the same shall become due;

     (b) any Borrower shall fail to observe or perform any covenant contained in Sections 5.07 to 5.10, inclusive;

     (c) any Borrower shall fail to observe or perform any covenant or agreement contained in any Loan Document (other than those covered by clause (a) or (b) above) for 10 days after written notice thereof has been given to such Borrower, or the Company on its behalf, by the Agent at the request of any Lender;

     (d) any representation, warranty, certification or statement made (or deemed made) by the Company in this Agreement or by any other Borrower in the applicable Borrowing Subsidiary Agreement or in any certificate, financial statement or other document delivered pursuant to this Agreement shall prove to have been incorrect in any material respect when made (or deemed made);

     (e) the Company or any Subsidiary shall fail to make any payment in respect of any Material Debt when due or within any applicable grace period;

     (f) any event or condition shall occur which results in the acceleration of the maturity of any Material Debt or enables the holder of such Debt or obligor with respect to any commitment to provide such Debt or any Person acting on such holder’s or obligor’s behalf to accelerate the maturity thereof or, because such event or condition constitutes a default or event of default or similar event, however defined, under the instrument governing such commitment, to terminate such commitment;

     (g) the Company or any Material Subsidiary shall commence a voluntary case or other proceeding seeking liquidation, reorganization or other relief with respect to itself or its debts under any bankruptcy, insolvency or other similar law now or hereafter in effect or seeking the appointment of a trustee, receiver, liquidator, custodian or other similar official of it or any substantial part of its property, or shall consent to any such relief or to the appointment of or taking possession by any such official in an involuntary case or other proceeding commenced against it, or shall make a general assignment for the benefit of creditors, or shall fail generally to pay its debts as they become due, or shall take any corporate action to authorize any of the foregoing;

     (h) an involuntary case or other proceeding shall be commenced against the Company or any Material Subsidiary seeking liquidation, reorganization or other relief with respect to it or its debts under any bankruptcy, insolvency or other similar law now or hereafter in effect or seeking the appointment of a trustee, receiver, liquidator, custodian or other similar official of it or any substantial part of its property, and such involuntary case or other proceeding shall remain undismissed and unstayed for a period of 60 days; or an order for relief shall be entered against the Company or any Material Subsidiary under the federal bankruptcy laws as now or hereafter in effect;

     (i) any member of the ERISA Group shall fail to pay when due an amount or amounts aggregating at any given time in excess of US$50,000,000 which it shall have become liable to pay under Title IV of ERISA; or notice of intent to terminate a Material Plan under a “distress termination” within the meaning of Section 4041(c) of ERISA shall be filed under Title IV of ERISA by any member of the ERISA Group, any plan administrator or any combination of the foregoing; or the PBGC shall institute proceedings under Title IV of ERISA to terminate, to impose liability (other than for premiums under Section 4007 of ERISA) in respect of, or to cause a trustee to be appointed to administer any Material Plan; or a condition described in Section 4042(a) of ERISA or any successor provision thereto shall exist by reason of which the PBGC would be entitled to obtain a decree adjudicating that any Material Plan must be terminated; or there shall occur a complete or partial withdrawal from, or a default, within the meaning of Section 4219(c)(5) of ERISA, with respect to, one or more Multiemployer Plans which could cause one or more members of the ERISA Group to incur a current payment obligation in excess of US$25,000,000;

     (j) a judgment or order for the payment of money in excess of the US Dollar Equivalent of US$50,000,000 shall be rendered against the Company or any Subsidiary and such judgment or order shall continue unsatisfied and unstayed for a period of 30 days; or

     (k) any person or group of persons (within the meaning of Section 13 or 14 of the Securities Exchange Act of 1934, as amended) shall have acquired beneficial ownership (within the meaning of Rule 13d-3 promulgated by the Securities and Exchange Commission under said Act) of 30% or more of the outstanding shares of common stock of the Company; or, during any period of twelve consecutive calendar months, individuals who were directors of the Company on the first day of such period shall cease to constitute a majority of the board of directors of the Company;

then, and in every such event, the Agent shall at the request of Lenders having more than 50% in aggregate amount of the Commitments (or if the Commitments have been terminated at the request of Lenders holding more than 50% of the Loans then outstanding), by notice to the Company take either or both of the following actions, at the same or different times: (i) terminate forthwith the Commitments (if any) and (ii) declare the Loans then outstanding to be forthwith due and payable in whole or in part, whereupon the principal of the Loans so declared to be due and payable, together with accrued interest thereon and any unpaid accrued fees and all other liabilities of the Borrowers accrued under all Loan Documents, shall become forthwith due and payable, without presentment, demand, protest or any other notice of any kind, all of which are hereby expressly waived by the each Borrower, anything contained herein to the contrary notwithstanding; and in any event with respect to any Borrower described in paragraph (g) or (h) above, the Commitments (if any) shall automatically terminate and the principal of the Loans then outstanding, together with accrued interest thereon and any unpaid accrued fees and all other liabilities of the Borrowers accrued hereunder or under any other Loan Document, shall automatically become due and payable, without presentment, demand, protest or any other notice of any kind, all of which are hereby expressly waived by the each Borrower, anything contained herein to the contrary notwithstanding.

          SECTION 6.02. Notice of Default. The Agent shall give notice to the Company under Section 6.01(c) promptly upon being requested to do so by any Lender and shall thereupon notify all the Lenders thereof.

ARTICLE VII

THE AGENT

          SECTION 7.01. Appointment and Authorization. Each Lender irrevocably appoints and authorizes the Agent to take such action as agent on its behalf and to exercise such powers under the Loan Documents as are delegated to the Agent by the terms hereof or thereof, together with all such powers as are reasonably incidental thereto.

          SECTION 7.02. Agent and Affiliates. JPMCB shall have the same rights and powers under the Loan Documents as any other Lender and may exercise or refrain from exercising the same as though it were not the Agent, and JPMCB and its affiliates may accept deposits from, lend money to, and generally engage in any kind of business with the Company or any Subsidiary or affiliate of the Company as if it were not the Agent hereunder.

          SECTION 7.03. Action by Agent. The obligations of the Agent hereunder are only those expressly set forth herein. Without limiting the generality of the foregoing, the Agent shall not be required to take any action with respect to any Default, except as expressly provided in Article VI.

          SECTION 7.04. Consultation with Experts. The Agent may consult with legal counsel (who may be counsel for the Company), independent public accountants and other experts selected by it and shall not be liable for any action taken or omitted to be taken by it in good faith in accordance with the advice of such counsel, accountants or experts.

          SECTION 7.05. Liability of Agent. Neither the Agent nor any of its affiliates nor any of their respective directors, officers, agents or employees shall be liable for any action taken or not taken by it in connection herewith (i) with the consent or at the request of the Required Lenders or (ii) in the absence of its own gross negligence or willful misconduct. Neither the Agent nor any of its affiliates nor any of their respective directors, officers, agents or employees shall be responsible for or have any duty to ascertain, inquire into or verify (i) any statement, warranty or representation made in connection with any Loan Document or any borrowing hereunder; (ii) the performance or observance of any of the covenants or agreements of any Borrower; (iii) the satisfaction of any condition specified in Article III, except receipt of items required to be delivered to the Agent; or (iv) the validity, effectiveness or genuineness of any Loan Document or any other instrument or writing furnished in connection herewith. Without limiting the foregoing, the Agent shall have no obligation to take any action under Section 5.06. The Agent shall not incur any liability by acting in reliance upon any notice, consent, certificate, statement, or other writing (which may be a writing transmitted electronically) believed by it to be genuine or to be signed by the proper party or parties.

          SECTION 7.06. Indemnification. Each Lender shall, ratably in accordance with its Commitment (or, if the Commitments shall have been terminated, ratably in accordance with the aggregate unpaid principal amount of its Loans), indemnify the Agent and its directors, officers, agents and employees (to the extent not reimbursed by any Borrower) against any cost, expense (including counsel fees and disbursements), claim, demand, action, loss or liability (except such as result from such indemnitees’ gross negligence or willful misconduct) that such indemnitees may suffer or incur in connection with any Loan Document or any action taken or omitted by such indemnitees under any Loan Document.

          SECTION 7.07. Credit Decision. Each Lender acknowledges that it has, independently and without reliance upon the Agent or any other Lender, and based on such documents and information as it has deemed appropriate, made its own credit analysis and decision to enter into this Agreement. Each Lender also acknowledges that it will, independently and without reliance upon the Agent or any other Lender, and based on such documents and information as it shall deem appropriate at the time, continue to make its own credit decisions in taking or not taking any action under this Agreement.

          SECTION 7.08. Successor Agent. The Agent may resign at any time by giving notice thereof to the Lenders and the Company. Upon any such resignation, the Required Lenders shall have the right to appoint a successor Agent. If no successor Agent shall have been so appointed by the Required Lenders, and shall have accepted such appointment, within 30 days after the retiring Agent gives notice of resignation, then the retiring Agent may, on behalf of the Lenders, appoint a successor Agent, which shall be a commercial bank organized or licensed under the laws of the United States of America or of any State thereof and having a combined capital and surplus of at least US$500,000,000. Upon the acceptance of its appointment as Agent hereunder by a successor Agent, such successor Agent shall thereupon succeed to and become vested with all the rights and duties of the retiring Agent, and the retiring Agent shall be discharged from its duties and obligations hereunder. After any retiring Agent’s resignation hereunder as Agent, the provisions of this Article shall inure to its benefit as to any actions taken or omitted to be taken by it while it was Agent.

          SECTION 7.09. Agent’s Fee. The Company shall pay to the Agent for its own account fees in the amounts and at the times previously agreed upon between the Company and the Agent.

          SECTION 7.10. Documentation Agents and Syndication Agent. The Syndication Agent and Documentation Agents shall, in their capacities as such, have no responsibilities, obligations or liabilities under any Loan Document.

          SECTION 7.11. Agent Designees. The Agent is hereby authorized to designate one of its affiliates (the “Agent Designee”) to perform the functions of the Agent with respect to Designated Foreign Currency Borrowings. The Agent shall designate the Agent Designee by notice to the Company and the Lenders (and may from time to time replace the Agent Designee with any of its affiliates by notice to the Company and the Lenders). Upon and after any such designation, (i) copies of all Notices of Borrowing and all other notices required to be delivered hereunder with respect to Designated Foreign Currency Borrowings shall be delivered to both the Agent and the Agent Designee and (ii) all references hereunder to the “Agent” and “Agent in London” in the context of Designated Foreign Currency Borrowings shall be construed as including references to the Agent Designee. The Agent hereby designates J.P. Morgan Europe Limited as the initial Agent Designee.

ARTICLE VIII

CHANGE IN CIRCUMSTANCES

          SECTION 8.01. Basis for Determining Interest Rate Inadequate or Unfair. If on or prior to the first day of any Interest Period for any Eurocurrency Borrowing denominated in any currency the Required Lenders advise the Agent that the Adjusted London Interbank Offered Rate as determined by the Agent will not adequately and fairly reflect the cost to such Lenders of funding their Eurocurrency Loans in such currency for such Interest Period, the Agent shall forthwith give notice thereof to the Company and the Lenders, whereupon until the Agent notifies the Company that the circumstances giving rise to such suspension no longer exist (which the Agent agrees to do promptly upon becoming aware that such circumstances no longer exist), the obligations of the Lenders to make Eurocurrency Loans in such currency shall be suspended.

          SECTION 8.02. Illegality. If, on or after the date of this Agreement, the adoption of any applicable law, rule or regulation, or any change in any applicable law, rule or regulation, or any change in the interpretation or administration thereof by any governmental authority, central bank or comparable agency charged with the interpretation or administration thereof, or compliance by any Lender (or its Eurocurrency Lending Office) with any request or directive (whether or not having the force of law) of any such authority, central bank or comparable agency shall make it unlawful or impossible for any Lender (or its Eurocurrency Lending Office) to make, maintain or fund its Eurocurrency Loans in any currency and such Lender shall so notify the Agent, the Agent shall forthwith give notice thereof to the other Lenders and the Company, whereupon until such Lender notifies the Company and the Agent that the circumstances giving rise to such suspension no longer exist (which such Lender agrees to do promptly upon becoming aware that such circumstances no longer exist), the obligation of such Lender to make Eurocurrency Loans in such currency shall be suspended. Before giving any notice to the Agent pursuant to this Section, such Lender shall designate a different Eurocurrency Lending Office if such designation will avoid the need for giving such notice and will not, in the judgment of such Lender, be otherwise disadvantageous to such Lender. If such Lender shall determine that it may not lawfully continue to maintain and fund any of its outstanding Eurocurrency Loans to maturity and shall so specify in such notice, the applicable Borrowers shall immediately prepay in full the then outstanding principal amount of each such Eurocurrency Loans, together with accrued interest thereon. Concurrently with prepaying each such Eurocurrency Loan denominated in US Dollars, each such Borrower shall borrow a Base Rate Loan in an equal principal amount from such Lender (on which interest and principal shall be payable contemporaneously with the related Eurocurrency Loans of the other Lenders), and such Lender shall make such a Base Rate Loan.

          SECTION 8.03. Increased Cost and Reduced Return. (a) If on or after the date hereof the adoption of any applicable law, rule or regulation, or any change in any applicable law, rule or regulation, or any change in the interpretation or administration thereof by any governmental authority, central bank or comparable agency charged with the interpretation or administration thereof, or compliance by any Lender (or its Applicable Lending Office) with any request or directive (whether or not having the force of law) of any such authority, central bank or comparable agency shall impose, modify or deem applicable any reserve (including, without limitation, any such requirement imposed by the Board of Governors of the Federal Reserve System, but excluding with respect to any Eurocurrency Loan any such requirement included in an applicable Statutory Reserve Rate), special deposit, insurance assessment or similar requirement against assets of, deposits with or for the account of, or credit extended by, any Lender (or its Applicable

Lending Office) or shall impose on any Lender (or its Applicable Lending Office) or on the United States market for certificates of deposit or the London interbank market any other condition affecting its Eurocurrency Loans or its obligation to make Eurocurrency Loans and the result of any of the foregoing is to increase the cost to such Lender (or its Applicable Lending Office) of making or maintaining any Eurocurrency Loan, or to reduce the amount of any sum received or receivable by such Lender (or its Applicable Lending Office) under any Loan Document with respect thereto, by an amount deemed by such Lender to be material, then, within 15 days after demand by such Lender accompanied by a certificate of such Lender explaining in reasonable detail the method by which such amount shall have been determined (with a copy to the Agent), the relevant Borrowers shall pay to such Lender such additional amount or amounts as will compensate such Lender for such increased cost or reduction.

          (b) If any Lender shall have determined that, after the date hereof, the adoption of any applicable law, rule or regulation regarding capital adequacy, or any change in any such law, rule or regulation, or any change in the interpretation or administration thereof by any governmental authority, central bank or comparable agency charged with the interpretation or administration thereof, or any request or directive regarding capital adequacy (whether or not having the force of law) of any such authority, central bank or comparable agency, has or would have the effect of reducing the rate of return on capital of such Lender (or its Parent) as a consequence of such Lender’s obligations hereunder to a level below that which such Lender (or its Parent) could have achieved but for such adoption, change, request or directive (taking into consideration its policies with respect to capital adequacy) by an amount deemed by such Lender to be material, then from time to time, within 15 days after demand by such Lender accompanied by a certificate of such Lender explaining in reasonable detail the method by which such amount shall have been determined (with a copy to the Agent), the relevant Borrowers shall pay to such Lender such additional amount or amounts as will compensate such Lender (or its Parent) for such reduction. It is acknowledged that this Agreement is being entered into by the Lenders on the understanding that the Lenders will not be required to maintain capital against their Commitments under currently applicable laws, regulations and regulatory guidelines. In the event the Lenders shall be advised by any governmental authority or shall otherwise determine on the basis of pronouncements of any government authority that such understanding is incorrect, it is agreed that the Lenders will be entitled to make claims under this paragraph (b) based upon market requirements prevailing on the date hereof for commitments under comparable credit facilities against which capital is required to be maintained.

          (c) If the cost to any Lender of making or maintaining any Loan to any Borrowing Subsidiary is increased (or the amount of any sum received or receivable by any Lender (or its applicable lending office) is reduced) by an amount deemed in good faith by such Lender to be material, by reason of the fact that such Borrowing Subsidiary is incorporated in, or conducts business in, a jurisdiction outside the United States, such Borrowing Subsidiary shall indemnify such Lender for such increased cost or reduction within 15 days after demand by such Lender (with a copy to the Agent). A certificate of such Lender claiming compensation under this paragraph and setting forth the additional amount or amounts to be paid to it hereunder (and the basis for the calculation of such amount or amounts) shall be conclusive in the absence of manifest error.

          (d) Each Lender will promptly notify the Company and the Agent of any event of which it has knowledge, occurring after the date hereof, which will entitle such Lender to compensation pursuant to this Section and will designate a different Applicable Lending Office if such designation will avoid the need for, or reduce the amount of, such compensation and will not, in the judgment of such Lender, be otherwise disadvantageous to such Lender. A certificate of any Lender claiming compensation under this Section and setting forth the additional amount or amounts to be paid to it hereunder shall be conclusive in the absence of manifest error. In determining such amount, such Lender may use any reasonable averaging and attribution methods. Any such certificate shall contain a statement as to the calculation of such amount, provided that such Lender shall not be required to disclose any information it considers, in its sole discretion, to be confidential.

          SECTION 8.04. Taxes. (a) Any and all payments by any Borrower to or for the account of any Lender or the Agent hereunder or under any other Loan Document shall be made free and clear of and without deduction for any and all present or future taxes, duties, levies, imposts, deductions, charges or withholdings, and all liabilities with respect thereto, excluding, in the case of each Lender and the Agent, taxes imposed on its income, and franchise or similar taxes imposed on it, by the jurisdiction under the laws of which such Lender or the Agent (as the case may be) is organized or any political subdivision thereof and, in the case of each Lender, taxes imposed on its income, and franchise or similar taxes imposed on it, by the jurisdiction of such Lender’s Applicable Lending Office or any political subdivision thereof (all such non-excluded taxes, duties, levies, imposts, deductions, charges, withholdings and liabilities being hereinafter referred to as “Taxes”). If any Borrower shall be required by law to deduct or withhold any Taxes from or in respect of any sum payable hereunder or under any other Loan Document to any Lender or the Agent, (i) the sum payable shall be increased as necessary so that after making all such required deductions (including such deductions or withholdings applicable to additional sums payable under this Section 8.04) such Lender or the Agent (as the case may be) receives an amount equal to the sum it would have received had no such deductions or withholdings been made, (ii) such Borrower shall make such deductions or withholdings, (iii) such Borrower shall pay the full amount of Taxes so deducted or withheld to the relevant taxation authority or other authority in accordance with applicable law and (iv) such Borrower shall furnish to the Agent, at its address referred to in Section 10.01, the original or a certified copy of a receipt (or such other satisfactory evidence as may be available to the Company) evidencing payment thereof.

          (b) In addition, each Borrower agrees to pay any present or future stamp or documentary taxes, and any other excise or property taxes, or charges or similar levies, which arise from any payment made under any Loan Document or from the execution or delivery of, or otherwise with respect to, any Loan Document (hereinafter referred to as “Other Taxes”).

          (c) Each Borrower agrees to indemnify each Lender and the Agent for the full amount of Taxes or Other Taxes (including, without limitation, any Taxes or Other Taxes imposed or asserted by any jurisdiction on amounts payable under this Section 8.04) paid by such Lender or the Agent (as the case may be) and any liability (including penalties, interest and expenses) arising therefrom or with respect thereto. This indemnification shall be made within 30 days from the date such Lender or the Agent (as the case may be) makes demand therefor.

          (d) Each Lender organized under the laws of a jurisdiction outside the United States shall, on or prior to the date of its execution and delivery of this Agreement in the case of each Lender listed on the signature pages hereof and on or prior to the date on which it becomes a Lender in the case of each other Lender, and from time to time thereafter if requested in writing by the Company (but only so long as such Lender remains lawfully able to do so), deliver to the Company a properly executed Internal Revenue Service form W-8BEN or W-8ECI, as appropriate, or any successor form prescribed by the Internal Revenue Service, certifying that such Lender is entitled to benefits under an income tax treaty to which the United States is a party which reduces the rate of withholding tax on payments of interest (and specifying such reduced rate of withholding) or that the income receivable pursuant to each Loan Document is effectively connected with the conduct of a trade or business in the United States. If the form provided (or which should have been provided) by a Lender at the time such Lender first becomes a party to this Agreement indicates (or should have indicated) a United States interest withholding tax rate in excess of zero, withholding tax at such rate shall be considered excluded from “Taxes” as defined in Section 8.04(a).

          (e) For any period with respect to which a Lender has failed to provide the Company with the appropriate form pursuant to Section 8.04(d) (unless such failure is due to a change in treaty, law or regulation occurring subsequent to the date on which a form originally was required to be provided), such Lender shall not be entitled to indemnification under Section 8.04(a) or (c) with respect to Taxes imposed by the United States; provided, however, that should a Lender, which is otherwise exempt from or subject to a reduced rate of withholding tax, become subject to Taxes solely because of its failure to deliver a form required hereunder, the Borrowers shall take such steps as such Lender shall reasonably request to assist such Lender to recover such Taxes.

          (f) If a Lender has knowledge that any Borrower would otherwise become required to pay additional amounts to or for the account of any Lender pursuant to this Section 8.04, then such Lender will change the jurisdiction of its Applicable Lending Office so as to eliminate or reduce any such additional payment which may thereafter accrue if such change, in the judgment of such Lender, is not otherwise disadvantageous to such Lender.

          (g) If any Lender has knowledge of the imposition of any Taxes for which any Borrower is required to indemnify such Lender under this Section 8.04, such Lender shall notify such Borrower within 30 Business Days of obtaining such knowledge of such imposition. If the Lender has failed to notify the Company as required pursuant to the preceding sentence and the Company or the relevant Borrower does not otherwise have knowledge of the imposition of such Taxes, such Borrower shall not be obligated to indemnify such Lender for any Taxes which accrued prior to the Company’s or such Borrower’s obtaining such knowledge.

          (h) If any Lender shall receive any net tax benefit by reason of payments of additional amounts by any Borrower pursuant to this Section 8.04 which, in the sole judgment of such Lender, it would not otherwise have been able to obtain, such Lender shall pay to such Borrower the amount of such net benefit, as determined by such Lender in its sole discretion. Nothing herein shall be construed to require any Lender to disclose any information regarding its tax affairs.

          SECTION 8.05. Base Rate Loans Substituted for Affected Eurocurrency Loans. If (i) the obligation of any Lender to make Eurocurrency Loans denominated in US Dollars has been suspended pursuant to Section 8.02 or (ii) any Lender has demanded compensation under Section 8.03 or 8.04 with respect to its Eurocurrency Loans denominated in US Dollars and the relevant Borrower shall, by at least five Business Days’ prior notice to such Lender through the Agent, have elected that the provisions of this Section shall apply to such Lender, then, unless and until such Lender notifies such Borrower that the circumstances giving rise to such suspension or demand for compensation no longer exist (which such Lender agrees to do promptly upon becoming aware that such circumstances no longer exist):

     (a) all Loans denominated in US Dollars which would otherwise be made by such Lender as Eurocurrency Loans shall be made instead as Base Rate Loans (on which interest and principal shall be payable contemporaneously with the related Eurocurrency Loans of the other Lenders), and

     (b) after each of its Eurocurrency Loans denominated in US Dollars has been repaid, all payments of principal which would otherwise be applied to repay such Eurocurrency Loans shall be applied to repay its Base Rate Loans instead.

          SECTION 8.06. Substitution of Lender. If (i) the obligation of any Lender to make Eurocurrency Loans has been suspended pursuant to Section 8.02 or (ii) any Lender has demanded compensation under Section 8.03 or 8.04, the relevant Borrower shall have the right to cause such Lender to transfer its Commitment to a bank or banks (which may be one or more of the Lenders) which is reasonably acceptable to such Borrower and the Agent.

ARTICLE IX

GUARANTEE

          In order to induce the Lenders to extend credit to the Borrowing Subsidiaries hereunder, the Company hereby irrevocably and unconditionally guarantees, as a primary obligor and not merely as a surety, the Obligations of the Borrowing Subsidiaries. The Company further agrees that the due and punctual payment of the Obligations of the Borrowing Subsidiaries may be extended or renewed, in whole or in part, without notice to or further assent from it, and that it will remain bound upon its guarantee hereunder notwithstanding any such extension or renewal of any Obligation.

          The Company waives presentment to, demand of payment from and protest to any Borrowing Subsidiary of any of the Obligations, and also waives notice of acceptance of its obligations and notice of protest for nonpayment. The obligations of the Company under this Article IX shall not be affected by (a) the failure of any Lender to assert any claim or demand or to enforce any right or remedy against any Borrowing Subsidiary under the provisions of this Agreement, any Borrowing Subsidiary Agreement, any other Loan Document or otherwise; (b) any extension or renewal of any of the Obligations of any Borrowing Subsidiary; (c) any rescission, waiver, amendment or modification of, or release of any Borrowing Subsidiary from, any of the terms or provisions applicable to any Borrowing Subsidiary of this Agreement, any Borrowing Subsidiary Agreement or any other Loan Document; (d) the failure or delay of any Lender to exercise any right or remedy against any other guarantor of the Obligations of any Borrowing Subsidiary; (e) the failure of any Lender to assert any claim or demand or to enforce any remedy under any Loan Document or any other agreement or instrument; (f) any default, failure or delay, wilful or otherwise, in the performance of the Obligations of any Borrowing Subsidiary; or (g) any other act (other than payment or performance of the Obligations of any Borrowing Subsidiary), omission or delay to do any other act which may or might in any manner or to any extent vary the risk of the Company or otherwise operate as a discharge of the Company as Guarantor as a matter of law or equity or which would impair or eliminate any right of the Company to subrogation.

          The Company further agrees that its guarantee hereunder constitutes a promise of payment when due (whether or not any bankruptcy or similar proceeding of any Borrowing Subsidiary shall have stayed the accrual or collection of any of the Obligations of such Borrowing Subsidiary or operated as a discharge thereof) and not merely of collection, and waives any right to require that any resort be had by any Lender to any balance of any deposit account or credit on the books of any Lender in favor of any Borrower or Subsidiary or any other Person.

          The obligations of the Company under this Article IX shall not be subject to any reduction, limitation, impairment or termination for any reason, and shall not be subject to any defense or setoff, counterclaim, recoupment or termination whatsoever, by reason of the invalidity, illegality or unenforceability of the Obligations of any Borrowing Subsidiary, any impossibility in the performance of the Obligations of any Borrowing Subsidiary or otherwise.

          The Company further agrees that its obligations under this Article IX shall continue to be effective or be reinstated, as the case may be, if at any time payment, or any part thereof, of any Obligation of any Borrowing Subsidiary is rescinded or must otherwise be restored by any Lender upon the bankruptcy or reorganization of any Borrower or otherwise.

          In furtherance of the foregoing and not in limitation of any other right which any Lender may have at law or in equity against the Company by virtue hereof, upon the failure of any Borrowing Subsidiary to pay any Obligation of such Borrowing Subsidiary when and as the same shall become due, whether at maturity, by acceleration, after notice of prepayment or otherwise, the Company hereby promises to and will, upon receipt of written demand by the Agent, forthwith pay, or cause to be paid, to the Agent for distribution to the Lenders in cash an amount equal to the unpaid principal amount of such Obligation. The Company further agrees that if payment in respect of any such Obligation shall be due in a currency other than US Dollars and/or at a place of payment other than New York and if, by reason of any legal prohibition, disruption of currency or foreign exchange markets, war or civil disturbance or other event, payment of such Obligation in such currency or at such place of payment shall be impossible or, in the reasonable judgment of any Lender, not consistent with the protection of its rights or interests, then, at the election of such Lender, the Company shall make payment of such Obligation in US Dollars (based upon the applicable Exchange Rate in effect on the date of payment) and/or in New York, and shall indemnify such Lender against any losses or expenses (including losses or expenses resulting from fluctuations in exchange rates) that it shall sustain as a result of such alternative payment.

          Upon payment in full by the Company of any Obligation of any Borrowing Subsidiary, each Lender shall, in a reasonable manner, assign to the Company the amount of such Obligation owed to such Lender and so paid, such assignment to be pro tanto to the extent to which the Obligation in question was discharged by the Company, or, if requested by the Company, make such disposition thereof as the Company shall direct (all without recourse to any Lender and without any representation or warranty by any Lender). Upon payment by the Company of any sums as provided above, all rights of the Company against any Borrowing Subsidiary arising as a result thereof by way of right of subrogation or otherwise shall in all respects be subordinated and junior in right of payment to the prior indefeasible payment in full of all the Obligations owed by such Borrowing Subsidiary to the Lenders.

ARTICLE X

MISCELLANEOUS

          SECTION 10.01. Notices. All notices, requests and other communications to any party hereunder shall be in writing (including writings transmitted electronically) and shall be given to such party: (i) in the case of any Borrower, at its (or, in the case of a Borrowing Subsidiary, at the Company’s) address or facsimile number set forth on the signature pages hereof, (ii) if to the Agent, to JPMorgan Chase Bank, 1111 Fannin, Floor 10, Houston, TX 77002, Attention of Christy Y. Clophus, (Telecopy No.: (713) 750-2932), with copies to JPMorgan Chase Bank, 270 Park Avenue, 4th Floor, New York, New York 10017, Attention of Randolph

Cates (Telecopy No.: (212) 270-3279), and with respect to any Designated Foreign Currency Borrowing, to J.P. Morgan Europe Limited, 125 London Wall, Floor 9, London, EC2Y5AJ, United Kingdom, Attention of Nichola A. Hall (Telecopy No.: 44 207 7772360) or to any other Agent Designee as directed by the Agent, (iii) in the case of any Lender, at its address or facsimile number set forth in its Administrative Questionnaire or (iv) in the case of any party, such other address or facsimile number as such party may hereafter specify for the purpose by notice to the Agent and the Company. Each such notice, request or other communication shall be effective when received.

          SECTION 10.02. No Waivers. No failure or delay by the Agent or any Lender in exercising any right, power or privilege hereunder or under any other Loan Document shall operate as a waiver thereof nor shall any single or partial exercise thereof preclude any other or further exercise thereof or the exercise of any other right, power or privilege. The rights and remedies herein provided shall be cumulative and not exclusive of any rights or remedies provided by law.

          SECTION 10.03. Expenses; Indemnification. (a) The Company shall pay (i) all reasonable out-of-pocket expenses of the Agent, including reasonable fees and disbursements of counsel for the Agent, in connection with the preparation and administration of the Loan Documents, any waiver or consent under any Loan Document or any amendment hereof or any Default or alleged Default under any Loan Document and (ii) if an Event of Default occurs, all out-of-pocket expenses incurred by the Agent and each Lender, including fees and disbursements of counsel, in connection with such Event of Default and collection, bankruptcy, insolvency and other enforcement proceedings resulting therefrom.

          (b) The Company agrees to indemnify the Agent and each Lender, their respective affiliates and the respective directors, officers, agents and employees of the foregoing (each an “Indemnitee”) and hold each Indemnitee harmless from and against any and all liabilities, losses, damages, costs and expenses of any kind, including, without limitation, the reasonable fees and disbursements of counsel, which may be incurred by such Indemnitee in connection with any investigative, administrative or judicial proceeding (whether or not such Indemnitee shall be designated a party thereto) brought or threatened relating to or arising out of any Loan Document or any actual or proposed use of proceeds of Loans hereunder; provided that no Indemnitee shall have the right to be indemnified hereunder for any such losses, liabilities, claims, damages or expenses to the extent incurred (i) as the result of any such Indemnitee’s gross negligence or willful misconduct as determined by a court of competent jurisdiction, or (ii) by a Lender, its affiliates or the respective directors, officers, agents and employees of the foregoing in connection with a proceeding with any other Lender or any Assignee or Participant that (x) arises in connection with an assignment, participation or other transfer pursuant to Section 10.06, (y) does not relate to any action taken or failed to be taken by any Borrower and (z) does not relate to any right or obligation of any Borrower.

          SECTION 10.04. Sharing of Set-Offs. Each Lender agrees that if it shall, by exercising any right of set-off or counterclaim or otherwise, receive payment of a proportion of the aggregate amount of principal and interest due with respect to any Loan held by it which is greater than the proportion received by any other Lender in respect of the aggregate amount of principal and interest due with respect to any Loan held by such other Lender, the Lender receiving such proportionately greater payment shall purchase such participations in the Loans held by the other Lenders, and such other adjustments shall be made, as may be required so that all such payments of principal and interest with respect to the Loans held by the Lenders shall be shared by the Lenders pro rata; provided that nothing in this Section shall impair the right of any

Lender to exercise any right of set-off or counterclaim it may have and to apply the amount subject to such exercise to the payment of indebtedness of any Borrower other than its indebtedness under the Loans. Each Borrower agrees, to the fullest extent it may effectively do so under applicable law, that any holder of a participation in a Loan, whether or not acquired pursuant to the foregoing arrangements, may exercise rights of set-off or counterclaim and other rights with respect to such participation as fully as if such holder of a participation were a direct creditor of such Borrower in the amount of such participation.

          SECTION 10.05. Amendments and Waivers. Any provision of this Agreement or any Borrowing Subsidiary Agreement may be amended or waived if, but only if, such amendment or waiver is in writing and is signed by the Company and the Required Lenders (and, if the rights or duties of the Agent are affected thereby, by the Agent) (and, in the case of a Borrowing Subsidiary Agreement, the applicable Borrowing Subsidiary); provided that no such amendment or waiver shall, unless signed by all the Lenders, (i) increase or decrease the Commitment of any Lender (except for a ratable decrease in the Commitments of all Lenders) or subject any Lender to any additional obligation, (ii) reduce the principal of or rate of interest on any Loan or any fees hereunder, except as provided below, (iii) extend the Maturity Date or postpone the date fixed for any payment of principal of or interest on any Loan or any fees hereunder or for any reduction or termination of any Commitment, (iv) change the percentage of the Commitments or of the aggregate unpaid principal amount of the Loans, or the number of Lenders, which shall be required for the Lenders or any of them to take any action under this section or any other provision of this Agreement, (v) amend the definitions of “Designated Foreign Currencies”, “Exchange Rate”, Section 10.04 or this Section 10.05 or (vi) change the provisions of Article IX of this Agreement.

          SECTION 10.06. Successors and Assigns. (a) The provisions of this Agreement shall be binding upon and inure to the benefit of the parties hereto and their respective successors and assigns, except that no Borrower may assign or otherwise transfer any of its rights under this Agreement without the prior written consent of all Lenders.

          (b) Any Lender may at any time grant to one or more banks or other institutions (each a “Participant”) participating interests in its Commitment or any or all of its Loans. In the event of any such grant by a Lender of a participating interest to a Participant, whether or not upon notice to the Company and the Agent, such Lender shall remain responsible for the performance of its obligations hereunder, and the relevant Borrower and the Agent shall continue to deal solely and directly with such Lender in connection with such Lender’s rights and obligations under this Agreement. Any agreement pursuant to which any Lender may grant such a participating interest shall provide that such Lender shall retain the sole right and responsibility to enforce the obligations of the Borrowers hereunder including, without limitation, the right to approve any amendment, modification or waiver of any provision of this Agreement; provided that such participation agreement may provide that such Lender will not agree to any modification, amendment or waiver of this Agreement described in clause (i), (ii), (iii), (iv), (v) or (vi) of Section 10.05 without the consent of the Participant. Each Borrower agrees that each Participant shall, to the extent provided in its participation agreement, be entitled to the benefits of Article VIII with respect to its participating interest. An assignment or other transfer which is not permitted by subsection (c) or (d) below shall be given effect for purposes of this Agreement only to the extent of a participating interest granted in accordance with this subsection (b).

          (c) Any Lender may at any time assign to one or more banks or other institutions (each an “Assignee”) all, or a proportionate part of all (such proportionate part to include a Commitment of not less than $5,000,000), of its rights and obligations under this

Agreement, and such Assignee shall assume such rights and obligations, pursuant to an Assignment and Assumption Agreement in substantially the form of Exhibit B hereto (an “Assignment and Assumption Agreement”) executed by such Assignee and such transferor Lender, with (and subject to) the subscribed consent of the Company (unless an Event of Default has occurred and is continuing) and the Agent (such consent not to be unreasonably withheld); provided that if an Assignee is an affiliate of such transferor Lender, no such consent shall be required. Upon execution and delivery of such instrument and payment by such Assignee to such transferor Lender of an amount equal to the purchase price agreed between such transferor Lender and such Assignee, such Assignee shall be a Lender party to this Agreement and shall have all the rights and obligations of a Lender with a Commitment as set forth in such instrument of assumption, and the transferor Lender shall be released from its obligations hereunder to a corresponding extent, and no further consent or action by any party shall be required. In connection with any such assignment, the transferor Lender shall pay to the Agent an administrative fee for processing such assignment in the amount of $3,500. If the Assignee is not incorporated under the laws of the United States of America or a state thereof, it shall deliver to the Company and the Agent certification as to exemption from deduction or withholding of any United States federal income taxes in accordance with Section 8.04.

          (c) Any Lender may at any time assign all or any portion of its rights under this Agreement to a Federal Reserve Bank without the consent of any other party. No such assignment shall release the transferor Lender from its obligations hereunder.

          (d) No Assignee, Participant or other transferee of any Lender’s rights shall be entitled to receive any greater payment under Section 8.03 or 8.04 than such Lender would have been entitled to receive with respect to the rights transferred, unless such transfer is made with the Company’s prior written consent or by reason of the provisions of Section 8.02, 8.03 or 8.04 requiring such Lender to designate a different Applicable Lending Office under certain circumstances.

          SECTION 10.07. Collateral. Each of the Lenders represents to the Agent and each of the other Lenders that it in good faith is not relying upon any “margin stock” (as defined in Regulation U) as collateral in the extension or maintenance of the credit provided for in this Agreement.

          SECTION 10.08. Governing Law; Submission to Jurisdiction. This Agreement shall be governed by and construed in accordance with the laws of the State of New York. Each Borrower hereby submits to the nonexclusive jurisdiction of the United States District Court for the Southern District of New York and of any New York State court sitting in New York City for purposes of all legal proceedings arising out of or relating to this Agreement or the transactions contemplated hereby. Each Borrower irrevocably waives, to the fullest extent permitted by law, any objection which it may now or hereafter have to the laying of the venue of any such proceeding brought in such a court and any claim that any such proceeding brought in such a court has been brought in an inconvenient forum.

          SECTION 10.09. Counterparts; Integration; Effectiveness. This Agreement may be signed in any number of counterparts, each of which shall be an original, with the same effect as if the signatures thereto and hereto were upon the same instrument. This Agreement constitutes the entire agreement and understanding among the parties hereto and supersedes any and all prior agreements and understandings, oral or written, relating to the subject matter hereof. This Agreement shall become effective on the date which is the later of (i) August 31, 2004, and (ii) the date on which the Agent has received counterparts hereof signed by each of the parties hereto (or, in the case of any party as to which an executed counterpart shall not have been received, telegraphic or other written confirmation from such party in form satisfactory to the Agent of the execution of a counterpart hereof by such party), provided that the obligation of the Lenders hereunder are subject to the satisfaction of the conditions set forth in Section 4.01.

          SECTION 10.10. WAIVER OF JURY TRIAL. EACH OF THE BORROWER, THE AGENT AND THE LENDERS HEREBY IRREVOCABLY WAIVES ANY AND ALL RIGHT TO TRIAL BY JURY IN ANY LEGAL PROCEEDING ARISING OUT OF OR RELATING TO THIS AGREEMENT OR THE TRANSACTIONS CONTEMPLATED HEREBY.

          SECTION 10.11. Conversion of Currencies. (a) If, for the purpose of obtaining judgment in any court, it is necessary to convert a sum owing hereunder in one currency into another currency, each party hereto (including any Borrowing Subsidiary) agrees, to the fullest extent that it may effectively do so, that the rate of exchange used shall be that at which in accordance with normal banking procedures in the relevant jurisdiction the first currency could be purchased with such other currency on the Business Day immediately preceding the day on which final judgment is given.

          (a) The obligations of each Borrower in respect of any sum due to any party hereto or any holder of the obligations owing hereunder (the “Applicable Creditor”) shall, notwithstanding any judgment in a currency (the “Judgment Currency”) other than the currency in which such sum is stated to be due hereunder (the “Agreement Currency”), be discharged only to the extent that, on the Business Day following receipt by the Applicable Creditor of any sum adjudged to be so due in the Judgment Currency, the Applicable Creditor may in accordance with normal banking procedures in the relevant jurisdiction purchase the Agreement Currency with the Judgment Currency; if the amount of the Agreement Currency which may be so purchased is less than the sum originally due to the Applicable Creditor in the Agreement Currency, such Borrower agrees, as a separate obligation and notwithstanding any such judgment, to indemnify the Applicable Creditor against such loss. The obligations of the Borrowers contained in this Section 10.11 shall survive the termination of this Agreement and the payment of all other amounts owing hereunder.

          SECTION 10.12. Interest Rate Limitation. Notwithstanding anything herein to the contrary, if at any time the interest rate applicable to any Loan, together with all fees, charges and other amounts which are treated as interest on such Loan under applicable law (collectively the “Charges”), shall exceed the maximum lawful rate (the “Maximum Rate”) which may be contracted for, charged, taken, received or reserved by the Lender holding such Loan in accordance with applicable law, the rate of interest payable in respect of such Loan hereunder, together with all Charges payable in respect thereof, shall be limited to the Maximum Rate and, to the extent lawful, the interest and Charges that would have been payable in respect of such Loan but were not payable as a result of the operation of this Section shall be cumulated and the interest and Charges payable to such Lender in respect of other Loans or periods shall be increased (but not above the Maximum Rate therefor) until such cumulated amount, together with interest thereon at the Federal Funds Effective Rate to the date of repayment, shall have been received by such Lender.

          SECTION 10.13. USA Patriot Act. Each Lender hereby notifies the Company that pursuant to the requirements of the USA Patriot Act, it is required to obtain, verify and record information that identifies the Borrower, which information includes the name and address of the Company and other information that will allow such Lender to identify the Borrowers in accordance with the requirements of the USA Patriot Act.

          SECTION 10.14. Confidentiality. Each of the Agent and the Lenders agrees to maintain the confidentiality of the Information (as defined below), except that Information may be disclosed (a) to its and its Affiliates’ directors, officers, employees and agents, including accountants, legal counsel and other advisors (it being understood that the Persons to whom such disclosure is made will be informed of the confidential nature of such Information and instructed to keep such Information confidential), (b) to the extent required by any regulatory authority, (c) to the extent required by applicable laws or regulations or by any subpoena or similar legal process and promptly after receipt thereof notify the Borrower of the receipt of such subpoena or other legal process, (d) to any other party to this Agreement, (e) in connection with the exercise of any remedies hereunder or any suit, action or proceeding relating to this Agreement or the enforcement of rights hereunder, (f) subject to an agreement containing provisions substantially the same as those of this Section, and upon prior notice to the Company, to (i) any assignee of or Participant in, or any prospective assignee of or Participant in, any of its rights or obligations under this Agreement or (ii) any actual or prospective counterparty (or its advisors) to any swap or derivative transaction relating to the Obligations, (g) with the consent of the Borrowers or (h) to the extent such Information (i) becomes publicly available other than as a result of a breach of this Section or (ii) becomes available to the Agent or any Lender on a nonconfidential basis from a source other than the Borrowers. For the purposes of this Section, “Information” means all information received from the Borrowers relating to the Borrowers or their business, other than any such information that is available to the Agent or any Lender on a nonconfidential basis prior to disclosure by the Borrower. Any Person required to maintain the confidentiality of Information as provided in this Section shall be considered to have complied with its obligation to do so if such Person has exercised the same degree of care to maintain the confidentiality of such Information as such Person would accord to its own confidential information.

          IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be duly executed by their respective authorized officers as of the day and year first above written.

DOVER CORPORATION,

by	/s/ Robert G. Kuhbach

Name: Robert G. Kuhbach
Title: Vice President - Finance Chief Financial Officer & Treasurer

Address: 280 Park Avenue, Floor 34W
Facsimile: (212) 922-0945

JPMORGAN CHASE BANK, in its individual capacity and as administrative agent,

by	/s/ Randolph Cates

Name: Randolph Cates
Title: Vice President

DEUTSCHE BANK SECURITIES INC., as syndication agent,

by	/s/ Frederick Laird

Name: Frederick Laird
Title: Managing Director

by	/s/ Belinda Wheeler

Name: Belinda Wheeler
Title: Vice President

Address: 60 Wall Street New York, NY 10005
Phone: 212-250-8215
Facsimile: 212-469-8212

BANK OF AMERICA, N.A., in its individual capacity and as documentation agent,

by	/s/ John W. Pocalyko

Name: John W. Pocalyko
Title: Managing Director

THE ROYAL BANK OF SCOTLAND plc, in its individual capacity and as documentation agent,

by	/s/ Jayne Seaford

Name: Jayne Seaford
Title: Senior Vice President

Address: 101 Park Ave., 12th floor New York, NY 10178
Facsimile: (212) 401-3456

SIGNATURE PAGE TO DOVER CORPORATION, FIVE-YEAR CREDIT AGREEMENT DATED AS OF SEPTEMBER 8, 2004

WACHOVIA BANK, NATIONAL ASSOCIATION, in its individual capacity and as documentation agent,

By	/s/ Sarah T. Warren

Name: Sarah T. Warren
Title: Director

Address: 301 South College Street, NC0760 Charlotte, NC 28288
Facsimile: 704/383-1625

SIGNATURE PAGE TO DOVER CORPORATION, FIVE-YEAR CREDIT AGREEMENT DATED AS OF SEPTEMBER 8, 2004

DEUTSCHE BANK AG NEW YORK BRANCH:

by:	/s/ Frederick Laird

Name: Frederick Laird
Title: Managing Director

by:	/s/ Belinda Wheeler

Name: Belinda Wheeler
Title: Vice President

Address: 60 Wall Street New York, NY 10005
Phone: 212-250-8215
Facsimile: 212-469-8212

SIGNATURE PAGE TO DOVER CORPORATION, FIVE-YEAR CREDIT AGREEMENT DATED AS OF SEPTEMBER 8, 2004

BANK OF TOKYO-MITSUBISHI TRUST COMPANY

by:	/s/ Cynthia Rietscha

Name: Cynthia Rietscha
Title: Vice President

Address: 1251 Avenue of the Americas New York, NY 10020
Phone: (212) 782-6392 (p)
Facsimile: (212) 782-6440 (f)

SIGNATURE PAGE TO DOVER CORPORATION, FIVE-YEAR CREDIT AGREEMENT DATED AS OF SEPTEMBER 8, 2004

NAME OF INSTITUTION: ING CAPITAL LLC

by:	/s/ Gil Kirkpatrick

Name: Gil Kirkpatrick
Title: Director

SIGNATURE PAGE TO DOVER CORPORATION, FIVE-YEAR CREDIT AGREEMENT DATED AS OF SEPTEMBER 8, 2004

NAME OF INSTITUTION: Calyon New York Branch

by:	/s/ Rod Hurst

Name: Rod Hurst
Title: Director

by:	/s/ Scott R. Chappelka

Name: Scott R. Chappelka
Title: Director
Address: 1301 Avenue of the Americas New York, NY 10019-6022
Phone: (212) 261-7316
Facsimile: (212) 459-3179

SIGNATURE PAGE TO DOVER CORPORATION, FIVE-YEAR CREDIT AGREEMENT DATED AS OF SEPTEMBER 8, 2004

NAME OF INSTITUTION: CITIBANK, N.A.

by:	/s/ Stephen L. Dwyre

Name: Stephen L. Dwyre
Title: Managing Director

SIGNATURE PAGE TO DOVER CORPORATION, FIVE-YEAR CREDIT AGREEMENT DATED AS OF SEPTEMBER 8, 2004

NAME OF INSTITUTION:
Skandinaviska Enskilda Banken AB (publ)

by:	/s/ Ulla Nilsson

Name: Ulla Nilsson
Title: Authorised Signature

by:	/s/ Martin Lindeberg

Name: Martin Lindeberg
Title: Authorised Signature

Address: 2 Cannon Street, EC4M 6XX London
Phone: +44 (0) 20 72 46 4699
Facsimile: + 44 (0) 20 73 29 23 04

SIGNATURE PAGE TO DOVER CORPORATION, FIVE-YEAR CREDIT AGREEMENT DATED AS OF SEPTEMBER 8, 2004

NAME OF INSTITUTION:
SUMITOMO MITSUI BANKING CORPORATION

by:	/s/ Edward McColly

Name: Edward McColly
Title: Vice President & Department Head

SIGNATURE PAGE TO DOVER CORPORATION,
FIVE-YEAR CREDIT AGREEMENT DATED AS OF
SEPTEMBER 8, 2004

NAME OF INSTITUTION:

THE BANK OF NOVA SCOTIA

by:	/s/ Brian S. Allen

Name: Brian S. Allen
Title: Managing Director

SIGNATURE PAGE TO DOVER CORPORATION,
FIVE-YEAR CREDIT AGREEMENT DATED AS OF
SEPTEMBER 8, 2004

NAME OF INSTITUTION:

THE BANK OF NEW YORK

by:	/s/ Roger A. Grossman

Name: Roger A. Grossman
Title: Vice President

Address: One Wall Street – 22nd Floor New York, NY 10286

Phone: (212) 635-1309
Facsimile:(212) 635-1480

SIGNATURE PAGE TO DOVER CORPORATION,
FIVE-YEAR CREDIT AGREEMENT DATED AS OF
SEPTEMBER 8, 2004

NAME OF INSTITUTION:

WELLS FARGO BANK, NATIONAL ASSOCIATION

by:	/s/ Lori Ross

Name: Lori Ross
Title: Vice President

Phone: (212) 836-4022
Facsimile: (212) 593-5241

SIGNATURE PAGE TO DOVER CORPORATION,
FIVE-YEAR CREDIT AGREEMENT DATED AS OF
SEPTEMBER 8, 2004

NAME OF INSTITUTION:

William Street Commitment Corporation
(Recourse only to assets of William Street
Commitment Corporation)

by:	/s/ Jennifer M. Hill

Name: Jennifer M. Hill
Title: Chief Financial Officer